                                     Confidential treatment has been
                                     requested regarding the sections
                                     indicated by [***]

                     MIDDLEWARE ACQUISITION AND LICENSE AGREEMENT
                                    BY AND BETWEEN
                            DIGITAL EQUIPMENT CORPORATION
                                AND BEA SYSTEMS, INC.


    This Middleware License and Acquisition Agreement (the "Agreement") is entered into and effective as of this 31st day of January, 1997 (the "Execution Date"), by and between Digital Equipment Corporation, a Massachusetts corporation with a place of business at 129 Parker Street, Maynard, Massachusetts 01754 ("Digital"), and BEA Systems, Inc., a Delaware corporation with a place of business at 385 Moffett Park Drive, Suite 105, Sunnyvale, California 94089-1208 ("BEA").

1.  STATEMENT OF PURPOSE

    1.1. Digital desires to sell or license to BEA, and BEA desires to purchase or license form Digital, the Middleware Assets through the licenses and transfers set forth herein; and

    1.2. Digital and BEA each desires to enter into the Distribution Agreement and the Consulting Services Agreement in connection with such licenses and transfers;

    1.3. NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants, agreements and conditions set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, BEA and Digital agree as follows:

2.  DEFINITIONS

    2.1. "ASSUMED CONTRACTS" means the contracts set forth on Schedule A hereto.

    2.2. "CLOSING" means the closing of the transactions contemplated by this Agreement.

    2.3. "CLOSING DATE" means, unless otherwise agreed by the parties, March 4, 1997, or, if the conditions to Closing have not been met as of such date, then on the first Friday after they are met, but in any event no later than April 30, 1997.

    2.4. "CODE" means computer programming code, including the Object Code and Source Code of the Software in the form existing as of the Closing Date.

    2.5. "CONFIDENTIAL INFORMATION" has the meaning set forth in Section 8 hereof.

    2.6. "CONSULTING SERVICES AGREEMENT" means that certain Consulting Services Agreement by and between Digital and BEA deemed to be executed as of January 31, 1997, substantially in the form of
              Exhibit I, attached hereto and made a part hereof.

    2.7. "COPYRIGHTS" means all registered and unregistered copyrights to the Software and Documentation and all applications for registration thereof.

    2.8. "CUSTOMER AGREEMENTS" means any and all licenses, leases, distribution and maintenance agreements which are in effect on the Execution Date whereby Digital has authorized any third party to use or distribute any of the Software as of the Closing Date.

    2.9. "DESKTOP" means the product currently in development known as the OBB Desktop Connection, as more fully described on Schedule B attached hereto and made a part hereof.

    2.10. "DISTRIBUTION AGREEMENT" means that certain Distribution Agreement by and between Digital and BEA deemed to be executed as of January 31, 1997 substantially in the form of Exhibit II, attached hereto and made a part hereof.

    2.11. "DMQ" means the product known as the DECmessageQ, as more fully described on Schedule B, attached hereto and made a part hereof.

    2.12. "DOCUMENTATION" means all existing documentation for the Software, including without limitation any end user manuals, product specifications, diagrams, algorithms, other design documentation, training manuals, bug lists and any electronic machine-readable versions of the same, and a summary of Digital's current promotional activity with respect to the Software, any and all Software-related answer books or other records of customer service issues and/or responses, and any and all notes, plans and other documentation describing problems, proposed and implemented solutions, future directions, or other matters related to the Software.

    2.13. "FIELD" means transaction monitors, message oriented middleware, object request brokers, object transaction monitors, and legacy connectivity products and middleware extensions thereof.

    2.14. "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

    2.15. "INCORPORATED AGREEMENTS" means the Agreements to be executed and delivered at the Closing, the forms of which are attached hereto as EXHIBIT I-V.

    2.16. "INVENTORY" means all raw materials for, and all finished units of, the Software (excluding the Wrapper) in Digital's possession or control on the Closing Date.

    2.17.     "MIDDLEWARE ASSETS" means the following:

              2.17.1 A copy of the Source Code and a copy of the Object Code (in all existing forms) for any and all existing versions of the DMQ, OBB, Desktop products, and the Wrapper product in development, for any operating system, including any and all foreign language versions of the same, whether now in existence or in the development stage.

              2.17.2. A copy of the current version of the Documentation and the User List.

              2.17.3. The Inventory, the Assumed Contracts, the Transferred Computers, the Patents and the Trademarks.

              2.17.4. All goodwill associated with the Middleware Assets except such goodwill as is associated solely with the Digital and DEC names, logos and prefixes.

    2.18. "OBB" means the product known as the Digital ObjectBroker, as more fully described on Schedule B, attached hereto and made a part hereof.

    2.19. "OBJECT CODE" means Code that loads and executes without further processing by a software compiler or linker, or that results when Source Code is processed by a software compiler.

    2.20. "PATENTS" means all patents and applications for patents which are set forth on Schedule C, attached hereto and made a part hereof. The term Patents includes all divisions, reissues, continuations, continuations-in-part, re-examinations, and extensions thereof and corresponding foreign patents and patent applications and all causes of action relating hereto.

    2.21. "PROPRIETARY RIGHTS" means the Trademarks, the Patents, the Copyrights and all inventions, know-how, trade secrets, proprietary processes, formulae, customer lists, business information, and other intellectual and industrial property rights in and to the Software and the Documentation.

    2.22. "REGISTRATIONS" has that meaning set forth in Section 12.9.2 hereof.

    2.23. "RETAINED ASSETS" shall mean the Wrapper Code, the Wrapper Documentation and cash and accounts receivable of Digital from the sale, licensing or other distribution of the Software which accrue prior to and including the Closing Date.

    2.24.     "SOFTWARE" means all Code for DMQ, OBB, Desktop, and Wrapper.

    2.25. "SOURCE CODE" means Code in human-readable form and related system documentation, including all comments and procedural language.

    2.26. "SUBSIDIARY" means a corporation, company or other entity (i) more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities, as may be the case in partnership, joint venture, or unincorporated association, but more than fifty percent (50%) of whose ownership interest representing the right to make the decisions for such corporation, company or other entity is, now or hereafter, owned or controlled, directly or indirectly, by a party hereto, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists. By way of example and not limitation, BEA International, which is currently wholly owned by BEA, is currently a Subsidiary of BEA.

    2.27. "TRADEMARKS" means all trademarks and all registrations and applications for registration thereof which are set forth on Schedule C.

    2.28. "TRANSFERRED COMPUTERS" all of the dedicated desktop computers and servers and other equipment which are used by or necessary to the duties of the Transferred Employees in connection with the Middleware Assets, as set forth on Schedule D, attached hereto and made a part hereof.

    2.29. "TRANSFERRED EMPLOYEES" has that meaning set forth in Section 10 hereof.

    2.30. "USER LIST" means a copy of the current Digital Reporting Center list of Software licensees, which list is not intended to be an exhaustive list of such licensees.

    2.31. "WRAPPER" means the product in development known as the R/3 BB Wrapper, as more fully described on Schedule B, attached hereto and made a part hereof.

3.  CLOSING, CONDITION TO CLOSING AND DELIVERIES

    3.1. CLOSING. The Closing shall be held on the Closing Date, at a mutually agreed upon time and place.

    3.2. CONDITION TO CLOSING. The obligations of Digital and BEA to consummate the transaction contemplated herein and to proceed with the Closing are subject to the satisfaction at or prior to the Closing, of the following condition, which may only be waived at or prior to the Closing in a written agreement executed by both parties:

              Any waiting periods applicable to the transactions contemplated by this Agreement under applicable United States and foreign antitrust or trade regulation laws and regulations, including, without limitation, under the HSR Act, shall have expired or been earlier terminated, and all governmental consents, authorizations or approvals required in connection with the transactions and their consummation contemplated by this Agreement shall have been obtained or given. Without limiting the foregoing, each of Digital, BEA and any other person (as defined in the HSR Act and the rules and regulations thereunder) required in connection with the transactions contemplated hereby to file a Notification and Report Form for Certain Mergers with the Antitrust Division of the Federal Trade Commission ("FTC") pursuant to the HSR Act shall have made such filing and the applicable waiting periods with respect to such filing (including any extension thereof by reason of a request for additional information) shall have expired or have been terminated.

    3.3.      OBLIGATIONS OF DIGITAL PRIOR TO CLOSING

              3.3.1. All corporate and other proceedings required to be taken by Digital in connection with the transactions contemplated hereby shall have been taken and shall be reasonably satisfactory in form and substance to BEA.

              3.3.2. Digital shall have delivered, or caused to be delivered, to BEA, the following:

                             a) a certificate of an appropriate officer of Digital authorizing the execution of this Agreement and the consummation of the transactions contemplated hereby;

                             b)   the Middleware Assets;

                             c) a duly executed Distribution Agreement in substantially the form of EXHIBIT II attached hereto;

                             d)   a duly executed Consulting Agreement in
                                  substantially the form of EXHIBIT I attached hereto;

                             e) a duly executed Bill of Sale in substantially the form of Exhibit III attached hereto;

                             f) a duly executed Assignment of Trademarks and Patents substantially in the form of EXHIBIT IV hereto; and

                             g) all other consents, instruments, schedules, documents and exhibits as Digital may be required by this Agreement to deliver to BEA at or before the Closing, or as are reasonably requested by BEA in connection with the transactions contemplated hereby.

              3.3.3. Digital shall have performed its obligations under this Agreement required to be performed by it at or prior to the Closing pursuant to the terms hereof.

              3.3.4. The representations and warranties of Digital contained in this Agreement shall be true, complete and correct in all material respects as of the Closing.

    3.4.      OBLIGATIONS OF BEA PRIOR TO CLOSING

              3.4.1. All corporate and other proceedings required to be taken by BEA in connection with the transactions contemplated hereby shall have been taken and shall be reasonably satisfactory in form and substance to Digital.

              3.4.2. BEA shall have delivered, or cause to be delivered, to Digital the following:

                             a) a certificate of an appropriate officer of BEA authorizing the execution of this Agreement and the consummation of the transactions contemplated hereby;

                             b) a duly executed Promissory Note substantially in the form of EXHIBIT V hereto;

                             c) a duly executed Distribution Agreement, in substantially the form of EXHIBIT II attached hereto;

                             d)   a duly executed consulting Agreement in
                                  substantially the form of EXHIBIT I attached hereto;

                             e) all other documents as BEA may be required by this Agreement to deliver to Digital at or before the Closing, or as are reasonable requested by Digital in connection with the transactions contemplated hereby.

              3.4.3. BEA shall have performed its obligations under this Agreement required to be performed by it at or prior to the Closing pursuant to the terms hereof.

              3.4.4. The representations and warranties of BEA contained in this Agreement shall be true, complete and correct in all material respects as of the Closing.

    3.5. EFFECTIVE CLOSING. Irrespective of the actual Closing Date, the parties agree that, if the condition to Closing set forth in
              Section 3.2 occurs by the Closing Date, the effective Closing Date of this Agreement shall be deemed to be January 31, 1997 and all documents annexed to the Agreement shall be deemed to be effective as of the effective Closing Date.

    3.6. FINANCIAL STATEMENTS. Digital will instruct its auditors to provide to BEA audited financial statements for the Software business unit, or its predecessor organizations, covering fiscal years 1995 and 1996 on or before February 28, 1997. The fees charged by Digital's external auditors for the preparation of such statements by Digital's external auditors shall be borne by BEA.

4.  LICENSE, SALE AND PURCHASE OF ASSETS

    4.1.      PATENT ASSIGNMENT.

              4.1.1. On the Closing Date, Digital hereby assigns, sells and transfers to BEA its entire right, title and interest in and to the Patents, subject to any and all Digital licenses in existence as of the Execution Date; provided that the foregoing assignment, sale and transfer shall be void ab initio if the Closing does not occur prior to or on April 30, 1997.

              4.1.2. BEA shall, in its discretion, prosecute and maintain the Patents and bear all costs arising therefrom on and after the Closing Date. If BEA decides not to prosecute and maintain any of the Patents, Digital shall have the right, but no obligation, to prosecute and maintain said Patents and bear all costs arising therefrom.

              4.1.3. Digital shall prepare and sign such documents as required for the assignment of the Patents and BEA shall bear any and all costs for the assignment of the Patents, including, without limitation, assignment recordation fees, legal costs, and taxes.

    4.2. PATENT LICENSE. BEA grants to Digital, effective as of the Closing Date, a fully paid-up, unrestricted, non-exclusive, assignable, irrevocable, world-wide license under the Patents, to make, have made, manufacture, use, lease and sell or otherwise dispose of all products, components, parts and other material, covered by any claims of the Patents to the extent the Patents cover products or methods in the Field. Furthermore, BEA grants to Digital, effective as of the Closing Date, a fully paid-up, unrestricted, exclusive, assignable, irrevocable, world-wide license under the Patents, to make, have made, manufacture, use, lease and sell or otherwise dispose of all products, components, parts and other material, covered by any claims of the Patents to the extent the Patents cover products or methods outside the Field. The licenses granted in this Section
              4.2 include the right to grant sub-licenses of the Patents, in connection with the sale by Digital of any one or more lines of business or business units. At BEA's request, Digital shall negotiate in good faith with BEA a sublicense under the foregoing exclusive license.

    4.3. COPYRIGHT LICENSE. Subject to any and all existing licenses as of the Closing Date, Digital hereby grants to BEA a perpetual (unless terminated pursuant to Section 9.2 below), worldwide, fully paid-up exclusive license in the case of Code and Documentation (other than Wrapper Code and Wrapper Documentation), and non-exclusive license in the case of Wrapper Code and Documentation, to use (including the right to reproduce, distribute copies of, modify and create derivative works), the Code and the Documentation, with the unrestricted right to grant sub-licenses.

The foregoing license will be subject to the following rights of third parties and retained rights of Digital:

                     (i) The rights (as they exist as of the Closing Date) of licensed end-users, resellers and other third party licensees of the Software and Documentation to continue to exercise their rights with respect to the Software and Documentation;

                    (ii) Digital's retained right to use the Software and Documentation, including all prior versions thereof, for internal business purposes; and

                    (iii) Digital's retained rights in and to existing and future Digital products which incorporate portions of the Software and Documentation (including without limitation the right to market, promote, license, grant sublicenses, transfer, modify, reproduce, enhance and support such Digital products).

    4.4. OTHER PROPRIETARY RIGHTS. Subject to any and all existing licenses as of the Closing Date, Digital hereby grants to BEA a fully paid up, perpetual (unless terminated pursuant to Section
              9.2 below) worldwide, non-exclusive license to use the Proprietary Rights other than the Patents, Trademarks and Copyrights with the unrestricted right to grant sublicenses; provided the foregoing license grant shall be void ab initio if the Closing does not occur prior to or on April 30, 1997.

    4.5. TRANSFERABILITY. The foregoing licenses may not be assigned to anyone other than a BEA Subsidiary or a purchaser of all or substantially all of BEA's assets relating to the Software.

    4.6. NO IMPLIED LICENSE. No license is granted, and no act or acts of manufacture, use or sale hereunder, shall be construed as, or result in, conveying any license, expressly or by implication, estoppel, or otherwise, under or with respect to any patent, trademark, copyright or other proprietary right other than as set forth under this Section 4.

    4.7. TRANSFER OF MIDDLEWARE ASSETS. Digital hereby sells, grants, transfers, conveys, assigns and delivers to BEA all right, title and interest in and to the Middleware Assets and as evidence thereof shall execute and deliver to BEA the Bill of Sale in substantially the form of Exhibit III and the Assignment of Trademarks and Patents in substantially the Form of Exhibit IV; provided that the foregoing sale, grant, transfer, conveyance, assignment and delivery shall be void ab initio if the Closing does not occur prior to April 30, 1997. The parties acknowledge that the Retained Assets are not transferred as part of this Agreement, subject to the licenses granted in the Wrapper Code and Documentation.

    4.8. TRANSFER OF COPYRIGHTS. Effective upon the satisfaction by BEA of its obligations pursuant to Section 9.1 hereof, Digital hereby agrees to sell, grant, transfer, convey, assign and deliver to BEA all right, title and interest in the Copyrights, excluding Copyrights to Code and Documentation associated with the Wrapper, free and clear of any liens, pledges, security interests, claims or encumbrances of any kind. Within ten (10) days of the satisfaction by BEA of the conditions to such transfer, Digital shall provide to BEA an executed assignment of copyrights in mutually agreeable form.

              The foregoing assignment will be subject to the following rights of third parties and retained rights of Digital:

                     (i) The rights (as they exist as of the Closing Date) of licensed end-users, resellers and other third party licensees of the Software and Documentation to continue to exercise their rights with respect to the Software and Documentation;

                    (ii) Digital's retained right to use the Software and Documentation, including all prior versions thereof, for internal business purposes; and

                   (iii) Digital's retained rights in and to existing and future Digital products which incorporate portions of the Software and Documentation (including without limitation the right to market, promote, license, grant sublicenses, transfer, modify, reproduce, enhance and support such Digital products).

    4.9. ASSUMPTION OF ASSUMED CONTRACTS. Effective upon Closing, Digital hereby assigns to BEA all of Digital's rights and obligations under the Assumed Contracts, and BEA hereby accepts such assignment and assumes all responsibilities and obligations of the Assumed Contracts as part of the consideration for this Agreement.

    4.10. LIMITATION ON ASSUMPTION. BEA shall not assume, pay or discharge or in any respect be liable for any liability, obligation, commitment or expense of Seller with respect to the Assumed Contracts other than those which accrue after the Closing
              Date.

    4.11. BEA shall have no obligation under this Agreement or any Incorporated Agreement to include any notice of Digital's ownership of any of the Middleware Assets or other Proprietary Rights.

    4.12. NO COMPETING PRODUCTS. Digital agrees that following the Closing, it will not create or have created or exercise any of the license rights granted to Digital, or any rights retained by Digital under this Agreement, or combine products currently existing at Digital, to create or have created any product which functionally is substantially similar to DMQ, OBB or Desktop. Digital's obligation under this Section 4.12 shall terminate in the event of a default by BEA in its payment obligations under the Note referenced in Section 9.1.1, or in its obligation to pay Digital $5 million in BEA stock or cash pursuant to Sections
              9.1.2 and 9.3, or in the event BEA no longer makes the Former Digital Products (as defined in the Distribution Agreement) or products which are functionally substantially similar to DMQ, OBB or Desktop available to Digital as a reseller.

    4.13 TRANSITION. Notwithstanding anything to the contrary contained herein, the parties agree that for a period of one year from the Closing, Digital may continue distribution of DMQ under the DECmessageQ name and that BEA will not file an application for registration of a mark containing messageQ until the expiration of that period. Notwithstanding the foregoing, BEA may use the phrase "MessageQ" or any variation thereof in its business, and Digital will reasonably cooperate with BEA to the extent necessary to prevent any confusion in the marketplace during this transition period. At the end of the transition period, Digital shall abandon its use and registration of DECmessageQ and shall reasonably cooperate with BEA in the event that BEA applies for any trademark registrations for "MessageQ" or any variant thereof which does not include the Digital or DEC name. During the transition period, Digital shall inform BEA of any actual infringements of the DECmessageQ trademark which are known to Digital.

5.  ADDITIONAL OBLIGATIONS AND COVENANTS

    5.1.      CONSENTS

              5.1.1. Digital will use commercially reasonable efforts to obtain any consent, approval, or amendment required to assign all Assumed Contracts and complete all other transfers and transactions contemplated by this Agreement at Digital's sole expense.

              5.1.2. In the event and to the extent that Digital is unable to obtain any such required consent, approval, or amendment, or if any attempted assignment or novation would be ineffective or would adversely affect the rights of Digital with respect to any of the Middleware Assets so that BEA would not in fact receive all of the rights due to it with respect to such asset, Digital will cooperate with BEA, to the extent permitted by law, in a mutually agreeable arrangement under which BEA would, to the fullest extent possible, obtain the benefits and assume the obligations with respect to such asset, in accordance with this Agreement.

    5.2. COPYRIGHTS. Digital hereby covenants and agrees that during the term of any license granted pursuant to Section 4 hereof, (i) Digital shall hold the Copyrights, other than the Copyrights in Wrapper Code and Documentation free and clear of any liens, pledges, security interests, claims or encumbrances of any kind,
              (ii) Digital shall not transfer to any third party any interest in and to any property to be transferred to BEA pursuant to the terms of this Agreement, and (iii) Digital shall take no action to interfere with BEA's full enjoyment of any license granted herein or the transfer of title contemplated hereby.

    5.3. HSR FILING. Unless Digital's legal counsel and BEA's legal counsel agree that an exemption applies to this transaction, Digital and BEA shall each exercise all reasonable efforts to file promptly complete notification and report forms (FTC Form
              C4) (the "Reports") under the HSR Act, with the Pre-merger Notification

              Office, FTC and the Director of Operations, Antitrust Division, Department of Justice and failure to do so shall constitute a default hereunder. Each party shall pay its own fees in connection with such filings, and each party shall pay all costs and expenses in connection with the preparation and filing of the Reports. Both parties shall request an early termination of the statutory filing period required to elapse after the filing of the Reports (the "Waiting Period"). In the event any governmental agency with requisite power and authority issues an objection to the consummation of the purchase of the Middleware Assets by BEA, or issues a request for supplemental information with respect to the filing under the HSR Act, BEA and Digital shall use all reasonable efforts to remove the cause for such objection or respond to such request and do such other acts as are necessary to obtain termination or expiration of the Waiting Period and to comply with the Act.

    5.4. PAYMENT ALLOCATION. To assure a smooth transition during the first twelve (12) months following the Closing Date, the parties agree to cooperate in good faith to determine the appropriate allocation for the distribution of any payments received for the sale or license to third parties of the Software.

    5.5. TECHNICAL SUPPORT. Digital will use commercially reasonable efforts to implement a smooth transition of operations from Digital to the end that all Software distributors and customers will experience as little disruption and delay in service, supply and support as is reasonably practicable. In addition, BEA and Digital will develop a joint support plan (including transition arrangements) for the Software.

    5.6. SOFTWARE MAINTENANCE AND SUPPORT AGREEMENT. Following the execution date, the parties shall negotiate in good faith a mutually acceptable Software Maintenance and Support Agreement pursuant to which Digital will be permitted to provide maintenance and support services to customers of the Former Digital Products (as defined in the Distribution Agreement) and BEA will provide second and third tier support.

    5.7. FURTHER ASSURANCES. Digital agrees that, at any time after the Closing Date, upon the request of BEA, it will do, execute, acknowledge and deliver, all such further acknowledgments, deeds, assignments, bills of sale, transfers, conveyances, instruments, consents and assurances as may reasonably be required for the better assigning, transferring, granting, conveying, assuring and confirming to BEA, its successors and assigns, the transfers contemplated by this Agreement.

    5.8. CONDUCT OF BUSINESS OF DIGITAL PENDING THE CLOSING. Digital agrees that, during the period from the Execution Date to the
              Closing:

              5.8.1. Digital shall cause the business operations related to the Middleware Assets and Transferred Employees to be conducted in the ordinary course consistent with past practice and use commercially reasonable efforts to preserve intact the relevant organization in all material respects, provided, however, that Digital shall not enter into any source code license, technology-sharing, joint development, co-marketing or similar arrangements with any third party, and/or issue any press releases or make any public announcements (except as otherwise provided herein) with respect to the Middleware Assets; and

              5.8.2. Digital shall not sell or dispose of any of the properties or assets to be transferred pursuant to this Agreement, except in the ordinary course of business consistent with past practices.

              5.8.3. Except as otherwise contemplated by this Agreement, Digital will not (i) take or agree or commit to take any action that would make any representation and warranty of Digital hereunder inaccurate in any material respect at, or as of any time prior to, the Closing Date, or (ii) omit or agree or commit to omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at any such time.

6.  SOURCE CODE ESCROW

    6.1. As soon as practicable, but in no event later than thirty (30) days following the Closing Date, BEA shall establish an escrow account with Fort Knox Escrow Services, Inc. (or other comparable third party provider of software services approved by Digital in writing, such approval not to be unreasonably withheld or delayed) for the Source Code and the compiled version thereof. Within four (4) business days thereafter, Digital shall deliver to the escrow agent a complete copy of the Source Code of the Software as such Software exists on the Closing Date, together with a compiled version of Source Code. At the request of BEA, Digital shall execute certification of the accuracy of the initial deposit, and no party shall alter the deposit following the date of such certification.

    6.2. The foregoing escrow account shall be maintained by BEA for no less than three (3) years after the Closing Date. In the Agreement with the escrow agent, BEA shall provide that a copy of such Source Code and compiled version is to be released to each of Digital and BEA in the event any dispute regarding any part of the Software arises in connection with the parties' obligations under Section 14 hereof for the sole purpose of providing evidence in connection with any such dispute. Digital agrees to such limited use of the released copies of the Software and further agrees not to make any additional copies of such Software. Upon resolution of any dispute in connection with
              Section 14 hereof pursuant to which a copy of the code was released to Digital, Digital immediately shall return (or destroy, with the advance written approval of BEA) all copies of the release code to BEA and certify, in writing, to BEA that Digital has complied with its obligations under this sentence.

7.  OWNERSHIP OF INTELLECTUAL PROPERTY AND PROTECTION OF RIGHTS

    7.1. OWNERSHIP OF SOFTWARE AND DOCUMENTATION. Subject to the exclusive license granted herein to BEA, Digital shall retain ownership of the Copyrights in the Software and Documentation until such time as BEA has fulfilled its obligations under
              Section 9 of this Agreement, at which time Digital shall transfer and assign to BEA the Copyrights in the Code and the Documentation, other than the Wrapper

              Code and the Wrapper Documentation, as provided in Section 4.8 herein. Subject to Section 9.2 hereof, BEA shall own all right, title and interest in and to any proprietary rights in any enhancements, derivative versions or other modifications of such Software and Documentation made by BEA prior to such transfer and thereafter, and in any other BEA products or services based on or derived from the Software and Documentation.

    7.2.      ENFORCEMENT

              7.2.1. BEA, as exclusive licensee, shall have the right in the first instance to pursue any infringers of the Copyrights in the Software and Documentation other than the Wrappper Software and the Wrapper Documentation. While such license is in effect, Digital shall notify BEA promptly of any known or suspected infringements of such Software or Documentation and shall reasonably cooperate at BEA's expense in any enforcement actions commenced by BEA (including without limitation becoming a co-plaintiff with BEA if required by law or requested by BEA). BEA shall be entitled to enter into settlements of infringement suits brought by it under this section subject to the approval of Digital (not to be unreasonably withheld) and to keep any damages and costs awards or settlement proceeds obtained by BEA except where both Digital and BEA have assumed expenses associated with the action and the parties have agreed in writing to an allocation of damage awards and costs. Where BEA elects not to pursue infringers under this Section, it shall promptly so inform Digital in writing. Digital thereafter shall have the right to pursue such infringers at its own expense and otherwise to exercise the right to settle infringement suits subject to the approval of BEA (not to be unreasonably withheld) and to keep any damages and costs awards or settlement proceeds obtained by Digital.

              7.2.2. BEA shall reasonably cooperate with Digital in any actions initiated by Digital to pursue infringers of any, Software or Documentation, other than the Wrapper Software and the Wrapper Documentation if requested by Digital and at Digital's expense.

              7.2.3. Digital, as exclusive licensee, shall have the right in the first instance to pursue any infringers of claims of the Patents outside the Field. While such exclusive license is in effect, BEA shall notify Digital promptly of any known or suspected infringements of such Patents and shall reasonably cooperate at Digital's expense in any enforcement actions commenced by Digital (including without limitation becoming a co-plaintiff with BEA if required by law or requested by Digital). Digital shall be entitled to enter into settlements of infringement suits brought by it under this section subject to the approval of BEA (not to be unreasonably withheld) and to keep any damages and costs awards or settlement proceeds obtained by Digital except where both Digital and BEA have assumed expenses associated with the action and the parties have agreed in writing to an allocation of damage awards and costs. Where Digital elects not to pursue infringers under this Section, it shall promptly so inform BEA in writing. BEA thereafter shall have the right to pursue such infringers at its own expense and otherwise to exercise the right to settle infringement suits subject to the approval of Digital (not be unreasonably withheld) and to keep any damages and costs awards or settlement proceeds obtained by the BEA.

              7.2.4 Digital shall reasonably cooperate with BEA in any actions initiated by BEA to pursue infringers of the Patent if requested by BEA and at BEA's expense.

8.  CONFIDENTIALITY

    8.1. In the course of the performance of this Agreement, Digital and BEA each recognizes that it will obtain, or has prior to the Execution Date obtained, access to the confidential, propriety, technical, business and operational information of the other, including without limitation the Proprietary Rights (excluding the issued Patents)(the "Confidential Information"). The terms of this Agreement and all Incorporated Agreements constitute Confidential Information.

    8.2.      Information shall not constitute Confidential Information if:

              8.2.1 it is demonstrated to the satisfaction of both parties to have been in the possession of the receiving party or available to the receiving party prior to the disclosure, without any breach of a duty of confidentiality owed by any party to the disclosing party;

              8.2.2. the receiving party rightfully obtains the Confidential Information without breach of this Agreement, or any laws or regulations of the United States of America from a third party having no duty of confidentiality to the disclosing party;

              8.2.3. it is demonstrated to the satisfaction of both parties to have been independently developed by the receiving party without use of the Confidential Information; or

              8.2.4. the disclosing party authorizes in writing the disclosure of the Confidential Information.

    8.3. All information disclosed by Digital which becomes or is intended to become the property of BEA by virtue of the transactions contemplated herein constitutes Confidential Information of BEA, as if BEA were the disclosing party therefor.

    8.4. The receiving party shall use the same care and discretion, but no less than reasonable care and discretion, to avoid disclosure, publication, or dissemination of Confidential Information it has received, as the receiving party employs for similar information of its own which it does not desire to publish, disclose or disseminate,
                                         -14-
              except to those employees and/or permitted subcontractors of the receiving party who have a need to know in order to exercise the rights granted or retained pursuant to this Agreement and who have agreed to be bound by the confidentiality terms of the Agreement.

    8.5. Notwithstanding any other provision of this Section 8, if the receiving party is required to disclose any Confidential Information pursuant to legal, accounting or regulatory requirements, the receiving party shall provide to the disclosing party notice of such required disclosure in writing, sufficiently in advance thereof to enable the disclosing party to take reasonable actions to avoid the requirement of disclosure. The receiving party shall cooperate with all reasonable requests of the party to take reasonable actions to avoid the requirement of disclosure. The receiving party shall cooperate with all reasonable requests of the disclosing party in connection therewith. Digital hereby agrees that any disclosure of the terms of this Agreement and the subject matter thereof that BEA reasonably determines is necessary with in connection with an initial public offering or any subsequent filing with the Securities and Exchange Commission is permitted without further approval from Digital.

9.  CONSIDERATION

    9.1. TRANSFER OF MIDDLEWARE ASSETS. In consideration for the purchase by BEA of the Middleware Assets pursuant to Section 4 hereof, BEA shall make payments to Digital as follows:

              9.1.1. At the Closing, BEA shall execute and deliver to Digital a promissory note in the original principal amount of $17 million in the form attached hereto as
                        Exhibit V (the "Note"). Digital agrees that (a) it will not assign the Note to any entity other than a bank or other financial institution without first obtaining BEA's consent to such assignment and (b) before it assigns the Note to any third party, it shall have given BEA thirty (30) days prior written notice of such intended assignment and the opportunity to purchase the Note from Digital on terms no less favorable to BEA than the terms offered to such third party.

              9.1.2. Subject to Section 9.3 below, BEA shall pay to Digital the sum of $5,000,000 on the earlier of June 20, 1997 or the date which is 30 days after the consummation of the initial sale by BEA pursuant to a firm commitment underwriting to the public of BEA Common Stock, $.001 par value per share ("Common Stock") as registered under the Securities Act of 1933, as amended (the "Act") (which sale is hereinafter referred to as the "Initial Public Offering").

               9.1.3. BEA agrees that until it has fully satisfied its payment obligations to Digital under the Note referenced in Section 9.1.1 above or in its obligation to pay Digital $5 million in BEA stock or in cash pursuant to Section 9.1.2 hereof, it shall not sell or assign any of the Middleware Assets to any entity other than a Subsidiary of BEA or the purchaser of substantially all the assets of BEA. The sale of a fifty percent (50%) or greater interest in such a Subsidiary of BEA shall constitute a prohibited sale hereunder.

     9.2. DEFAULT. In the event that BEA defaults in its payment obligations under the Note referenced in Section 9.1.1 above or
               Section 9.3 below or in its obligation to pay Digital $5 million in BEA stock or in cash pursuant to Section 9.1.2 above, then the licenses granted by Digital to BEA pursuant to Sections 4.1 and
               4.2 hereof shall terminate upon notice thereof by Digital to BEA. Following such termination, BEA shall promptly (i) cease all use of the Software and Documentation and the Proprietary Rights;
               (ii) convey back to Digital the Middleware Assets; (iii) transfer to Digital any Software and Documentation inventory in its possession or under its control; (iv) assign to Digital any modifications that BEA may have made to, or derivative works that BEA may have made of the Software and Documentation; (v) deliver to Digital any other physical embodiments of the Software and Documentation in its possession or under its control; and (vi) certify in writing to Digital its compliance with the foregoing. All of the foregoing shall be done at BEA's sole expense.

     9.3 In the event that BEA shall determine to proceed with an Initial Public Offering, BEA shall give notice to Digital of such determination not later than five (5) days following the initial filing by BEA of a registration statement under the Act (the "Registration Statement") with the Securities and Exchange Commission ("SEC") as to the Initial Public Offering. Digital shall thereafter have 28 days from the date of such notice to elect to purchase up to $5 million shares of Common Stock in the Initial Public Offering at the same offering price per share as BEA shall be Offering its Common Stock to other investors in the Initial Public Offering. Digital's right to participate in the Initial Public Offering shall be subject to the offering and sale by underwriters of the shares of Common Stock to be issued to Digital pursuant to this Section 9.3, and any obligation of Digital pursuant to this Section 9.3 to purchase shares of Common Stock and of BEA to issue and sell such common stock shall be subject to the Registration Statement being declared effective and remaining effective at the time of such issue and sale. In the event the Registration Statement shall not be declared effective within 90 days of Digital's original election, Digital shall have the right to rescind such election by a second notice to BEA. To the extent that Digital shall purchase shares of Common Stock pursuant to this Section 9.3, BEA agrees to accelerate its payment obligations pursuant to Section 9.1.2 above and prepay such obligation within ten (10) days of such purchase in an amount equal to the gross proceeds paid by Digital for Common Stock in the Initial Public Offering. Digital's rights under this Section 9.3 (other than its right to receive the payment provided for in the immediately preceding sentence) shall terminate immediately after the closing of the Initial Public Offering or the payment in full of those amounts owing to Digital pursuant to 9.1.2 above, whichever occurs first.

10.  EMPLOYEES; LEASE OF SPACE

     10.1 OFFER OF EMPLOYMENT. BEA agrees to offer employment to all those Digital employees who are closely associated with the development of the Software and Documentation and who are identified on Schedule E of this Agreement. Those employees identified on Schedule E will receive written offers of employment with BEA to be delivered by BEA prior to the Closing Date, such offers being contingent upon the Closing. Digital employees who receive offers of employment from BEA will not be required to take drug tests or physical examinations as a condition of employment. All offers shall be subject to acceptance or rejection prior to Closing. Those employees who have accepted contingent offers from BEA prior to the Closing Date shall be referred to herein as "Transferred Employees." Upon Closing, each of the Transferred Employees will cease their employment with Digital and shall become employees of BEA.

     10.2      COMPENSATION/BENEFITS PACKAGE.

               10.2.1. Subject to the terms of this Section 10.2, BEA shall offer the Transferred Employees compensation and benefits packages that are comparable to those they received at Digital. BEA shall offer to each Transferred Employee a base salary that is minimally consistent with that earned by such employee at Digital on the Closing Date for a position with BEA which is the same or substantially equivalent to the employee's position at Digital. BEA shall not reduce such base salary for a period of six (6) months from the Closing Date.

               10.2.2. Prior to the Execution Date, BEA has provided to Digital confidential information regarding the proposed compensation packages for each Transferred Employee for the purpose of enabling Digital to evaluate independently whether BEA's proposed benefits package is "comparable" to that received by each such employee at Digital and Digital hereby confirms that BEA's proposed compensation packages as disclosed to Digital comply with BEA's obligations hereunder with respect thereto. To the extent permitted by law or contract, BEA's benefits plans and programs offered to the Transferred Employees shall reflect credit for service with Digital. However, nothing in this Agreement shall be construed to require BEA to offer benefits, plans and programs to the Transferred Employees which are different from the benefits plans and programs which are offered to BEA's other employees. No pre-existing limitations, waiting periods, or proof of insurability will be imposed by BEA or its benefits plans with respect to initial benefits eligibility of the Transferred Employees. To the extent legally permitted, BEA will effect a plan-to-plan transfer of the Transferred Employees' savings accounts from Digital's SAVE 401(k) plan to BEA's 401(k) plan, provided that Digital shall cooperate with all reasonable requests by BEA in connection with effecting such transfers. Digital and BEA shall reasonably cooperate in effecting the transfers of any elections and account balances of the Transferred Employees in connection with employee reimbursement plans (e.g., health and dependent care). Digital acknowledges and agrees that nothing in this Section 10 shall require BEA to undertake any modification of BEA's existing compensation and benefits practices or to take any action that would tend, in BEA's sole judgment, to expose BEA to liability under any law, regulation, court order, ordinance or contract of any kind.

              10.2.3. At or before Closing, Digital shall pay out to all Transferred Employees all vacation accrual liability owed by Digital to the Transferred Employees for the period through the Closing. BEA shall provide each Transferred Employee who requests vacation time during the first 12 months after closing with two (2) weeks unpaid vacation, subject to BEA's policies and procedures regarding its employees' exercise of vacation time.

    10.3. TRANSFERRED EMPLOYEES' LOCATION/OFFICE SPACE. BEA shall use commercially reasonable efforts to provide office space for the Transferred Employees which is located within 20 miles of their present employment locations as indicated on Schedule E. BEA may request that Digital sublet to BEA all or some of the present office facilities occupied by the Transferred Employees for the first six months following the Closing Date. If BEA makes such a request, Digital shall sublet the requested office space to BEA at the same rates currently paid by Digital for such office space if Digital leases the space from an entity which is not affiliated with Digital, and at the prevailing commercial rate for comparable space if Digital leases the space from an entity which is affiliated with Digital. Digital represents that as of the Closing Date its existing leases and arrangements for the office space presently occupied by the Transferred Employees do not prohibit the continued use of such space by the Transferred Employees, as presently being used, for a period of six months following the Closing Date.

    10.4. TRANSFERRED COMPUTERS. At Closing, Digital shall sell and transfer to BEA the Transferred Computers. Digital shall at the same time transfer to BEA all purchase orders, warranties, trouble records, service records, and any other documentation evidencing ownership or title or relating to the use and performance of the Transferred Computers.

    10.5. SHARED EQUIPMENT AND FACILITIES. If Digital sublets or otherwise provides office space to any Transferred Employees pursuant to
              Section 10.3 of this Agreement, such Transferred Employees shall have full access to the computing resources (E.G., hardware, software, network privileges, and communications) which were used by such employees while employed by Digital in connection with their duties involving the Middleware Assets. Such access to computing resources shall be provided without further charge to BEA. The parties agree to cooperate promptly to resolve any security or confidentiality concerns which may arise as a result of the sharing of computing resources contemplated in this
              Section 10.5, provided that any such
              solutions shall be designed to ensure that the Transferred Employees shall be able to perform their jobs effectively, efficiently, and without undue delay.

    10.6. TERMINATION OF TRANSFERRED EMPLOYEES. BEA shall not relocate or terminate any Transferred Employee, except for cause, for a period of six months from the Closing Date. If BEA should terminate any Transferred Employee for reasons other than for cause within the first 18 months following the Closing Date, BEA shall offer to such terminated Transferred Employee severance benefits which are comparable to the severance benefits the terminated employee would have received from Digital under similar circumstances.

    10.7. NON-SOLICITATION. BEA shall not hire or attempt to hire any Digital employees who work on the Middleware Assets in the United States prior to the Closing Date without the written consent of Digital. Digital agrees not to re-hire or directly or indirectly attempt to re-hire, for a period of 12 months from the Closing Date, any of the Terminated Employees.

    10.8.     INDEMNITIES CONCERNING TRANSFERRED EMPLOYEES.

              10.8.1. Digital agrees to indemnify, defend, and hold harmless BEA, its officers, directors, employees, agents, successors and assigns, in accordance with the procedures set forth in Section 14 hereof, from and against any and all Claims (as defined in Section 14.1 hereof) by any Transferred Employee arising from or related to such Transferred Employee's employment with Digital or to acts or omissions of Digital or its subcontractors which are in violation of law and which occurred or accrued prior to and including the Closing Date.

              10.8.2. BEA agrees to indemnify, defend, and hold harmless Digital, its officers, directors, employees, agents, successors and assigns, in accordance with the procedures set forth in Section 14 hereof, from and against any and all Claims by any Transferred Employee arising from or related to such Transferred Employee's employment with BEA or to acts or omissions of BEA or its subcontractors which are in violation of law and which occur or accrue after the Closing Date.

11. SALES AND TRANSFER TAXES

    11.1. Digital shall prepare and file any required tax returns in connection with all sales, use or similar taxes incurred as a result of this transaction and BEA shall promptly deliver to Digital the amount of such taxes required to be remitted with such tax returns.

12. REPRESENTATIONS AND WARRANTIES OF DIGITAL

    12.1. ORGANIZATION AND STANDING; CERTIFICATE AND BYLAWS. Digital is a corporation duly organized and existing under, and by virtue of, the laws of the Commonwealth of Massachusetts and is in good standing under such laws.

    12.2. CORPORATE POWER. Digital has all requisite corporate power to execute and deliver this Agreement and all agreements to be executed and delivered by Digital pursuant to the terms hereof and to carry out and perform its obligations under the terms of this Agreement and such other agreements.

    12.3. AUTHORIZATION. All corporate action on the part of Digital, its directors and its stockholders necessary for the authorization, execution, delivery and performance of this Agreement and any other agreements contemplated hereby has been taken. This Agreement and any other agreements contemplated hereby, when executed and delivered by Digital, will constitute valid and binding obligations of Digital, enforceable in accordance with their respective terms.

    12.4. COMPLIANCE WITH OTHER INSTRUMENTS, NO CONFLICTS, ETC. The execution, delivery and performance of and compliance with this Agreement and the Incorporated Agreements to be executed by Digital in connection herewith will not result in any violation of, or conflict with, or constitute a default under Digital's Articles of Organization or Bylaws, or under any agreement to which Digital is a party, or result in the creation of, any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of Digital. No consent of any person not a party to this Agreement and no consent of any governmental authority is required to be obtained on the part of Digital to permit the consummation of the transactions contemplated by this Agreement, except those consents expressly identified in this Agreement. Digital is not in violation of any term of its Articles of Organization or Bylaws, or in any material respect of any term or provision of any mortgage, indebtedness, indenture, contract, agreement, instrument, judgment or decree, order, statute, rule or regulation applicable to Digital if it could have an adverse impact on the transactions contemplated by this Agreement.

    12.5. LITIGATION, ETC. There are no actions, suits, proceedings, oppositions, interferences, cancellation proceedings, challenges, investigations, or other legal or governmental proceedings pending against Digital or its officers or properties before any court, arbitrator or governmental agency (or, to the best of Digital's knowledge, is there any threat thereof), and Digital is not a party to or subject to the provisions of any order, writ, injunction, judgment, or decree or any court or government agency (or, to the best of Digital's knowledge, is there any threat thereof), and Digital is not a party to or subject to the provisions of any order, writ, injunction, judgment, or decree or any court or government agency or instrumentality that questions the validity of this Agreement and/or any of the Incorporated Agreements to be executed by Digital in connection herewith or any action taken or to be take in connection herewith or therewith, or that challenge the validity, enforceability or ownership of any of the Proprietary Rights. There is no action, suit, proceeding or investigation by Digital currently pending or that Digital currently intends to initiate that questions or has the potential to harm the validity of this Agreement and/or any of the Incorporated Agreements to be executed by Digital in connection herewith or any action taken or to be taken in connection herewith or therewith, or the validity, enforceability or ownership of any of the Proprietary Rights.

    12.6 OWNERSHIP OF ASSETS. Digital owns all of the Middleware Assets free and clear of all liens, security interests and other encumbrances, excepting those contained in the Assumed Contracts and any other liabilities expressly being assumed by BEA under this Agreement and Digital can transfer the same to BEA without limitation of any kind.

    12.7. DISCLOSURE. The representations and warranties of Digital contained in this Agreement do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. Digital has no present intention to transfer this Agreement or any of its rights or obligations hereunder or under the Incorporated Agreements to be executed by Digital in connection herewith to any third party.

    12.8. NOTICE OF MATERIAL CHANGE. Digital agrees to give BEA prompt written notice of any material change which occurs prior to the Closing in any of the information contained in the representations and warranties made by Digital in this Agreement and/or the Schedules and Exhibits attached hereto.

    12.9.     TITLE MIDDLEWARE ASSETS.

              12.9.1. Digital has good and marketable title to all of the Middleware Assets and to all other assets to be transferred by Digital to BEA in accordance with this Agreement, and has the sole and exclusive right to use, sell, license, dispose of or brings action for the infringement of the Copyrights, Patents and Trademarks.

              12.9.2. Digital currently is listed in the records of the appropriate United States, state or foreign agency as the sole owner of record for each of the Patents and Trademarks to be assigned to BEA hereunder which is set forth on Schedule C, attached hereto and made a part hereof (the "Registrations").

              12.9.3. Digital has no royalties, honoraria, fees or other payments due and payable to any third party in connection with the Proprietary Rights to be assigned to BEA hereunder or other elements of the Middleware Assets, including to any person by reason of ownership, use, licensure, sale or disposition of any of the same, the nonpayment of which has resulted or will result in the loss or impairment of any of the foregoing.

              12.9.4. Except as set forth on Schedule C, attached hereto and made a part hereof, no third party product or property was used in or is necessary for the development of the Software or Documentation or is or is intended to be embedded in, included with, or shipped with the Software (whether as a runtime module or otherwise).

              12.9.5. None of the Middleware Assets or the other assets to be transferred by Digital to BEA in accordance with this Agreement, or the use thereof, (i) are subject to any easements or restrictions or to any mortgages, liens, pledges, charges, security interests, encumbrances or encroachments, or to any rights of others of any kind or nature whatsoever, or (ii) contravene any applicable law or ordinance or any other administrative regulation or violates any restrictive covenant or any provision of law. There are no agreements or arrangements between Digital and any third party which have any effect upon Digital's title to or other rights respecting the Middleware Assets or such other assets, including the right to transfer the same as contemplated by this Agreement.


    12.10. TRANSFERRED COMPUTERS. The Transferred Computers are in good working condition.

    12.11. CONDITION OF PROPERTY. All of the Registrations have been duly maintained, including the submission of all necessary filings in accordance with the legal and administrative requirements of the appropriate jurisdictions, has not lapsed, expired or been abandoned, and is valid, subsisting, in propr form and enforceable.

    12.12. ADEQUACY OF PROPERTY. Except for commercially available application software and software development tools, the Middleware Assets constitute all of the assets and information necessary to conduct, in all material respects, the activity of the development and maintenance of the Software as it is being currently conducted.

    12.13. CURRENT USE. The marketing, manufacture, development, use, sale, license, or sublicense of any Proprietary Rights, Software or Documentation or any other Middleware Asset in the manner currently so done by Digital does not (i) violate any license or agreement with any third party, or (ii) infringe on, or otherwise conflict with, the rights of any person, nor has such violation or an infringement been alleged or noticed to Digital. Digital has not in connection with the Middleware Assets or any portion thereof received any written notice that it, or any of its customers or distributors, has infringed any copyright, patent, trademark, trade name, or other intellectual or industrial property right of any third party or misappropriated or misused any invention, trade secret or other proprietary information entitled to legal protection. Nor has Digital asserted any such claim of infringement, misappropriation or misuses against any third party in connection with the Middleware Assets.

13. REPRESENTATIONS AND WARRANTIES OF BEA

    13.1. ORGANIZATION AND STANDING; CERTIFICATE AND BYLAWS. BEA is a corporation duly organized and existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws.

    13.2. CORPORATE POWER. BEA has all requisite corporate power to execute and deliver this Agreement and all agreements to be executed and delivered by BEA pursuant to the terms hereof and to carry out and perform its obligations under the terms of this Agreement and such other agreements.

    13.3. AUTHORIZATION. All corporate action on the part of BEA, its directors and its stockholders necessary for the authorization, execution, delivery and performance of this Agreement and any other agreements contemplated hereby has been taken. This Agreement and any other agreements contemplated hereby, when executed and delivered by BEA, will constitute valid and binding obligations of BEA, enforceable in accordance with their respective terms.

    13.4. COMPLIANCE WITH OTHER INSTRUMENTS, NO CONFLICTS, ETC. The execution, delivery and performance of and compliance with this Agreement and the Incorporated Agreements to be executed by BEA in connection herewith will not result in any violation of, or conflict with, or constitute a default under BEA's Certificate of Incorporation or Bylaws, or under any agreement to which BEA is a party, or result in the creation of, any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of BEA. No consent of any person not a party to this Agreement and no consent of any governmental authority is required to be obtained on the part of BEA to permit the consummation of the transactions contemplated by this Agreement, except those consents expressly identified in this Agreement. BEA is not in violation of any term of its Certificate of Incorporation or Bylaws, or in any material respect of any term or provision of any mortgage, indebtedness, indenture, contract, agreement, instrument, judgment or decree, order, statute, rule or regulation applicable to BEA if it could have an adverse impact on the transactions contemplated by this Agreement.

    13.5. LITIGATION, ETC. There are no actions, suits, proceedings, oppositions, challenges or investigations pending against BEA or its officers or properties before any court, arbitrator or governmental agency (or, to the best of BEA's knowledge, is there any threat thereof), and BEA is not a party to or subject to the provisions of any order, writ, injunction, judgment, or decree or any court or government agency or instrumentality that questions the validity of this Agreement and/or any of the Incorporated Agreements to be executed by BEA in connection herewith or any action taken or to be taken in connection herewith or therewith. There is no action, suit, proceeding or investigation by BEA currently pending or that BEA currently intends to initiate that questions or has the potential to harm the validity of this Agreement and/or any of the Incorporated Agreements to be executed by BEA in connection herewith or any action taken or to be taken in connection herewith or therewith.

    13.6. DISCLOSURE. The representations and warranties of BEA contained in this Agreement, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. BEA has no present intention to transfer this Agreement or any of its rights or obligations hereunder or under the Incorporated Agreements to be executed by BEA in connection herewith to any third party.

    13.7. NOTICE OF MATERIAL CHANGE. BEA agrees to give Digital prompt written notice of any material change which occurs prior to the Closing in any of the information contained in the representations and warranties made by BEA in this Agreement and/or the Schedules and Exhibits attached hereto.

14. INDEMNIFICATION


    14.1. SURVIVAL OF REPRESENTATIONS. Subject to the limitations and other provisions of this Section 14, the representations, warranties, covenants and agreements of the parties contained in this Agreement shall survive the Closing.

    14.2. DIGITAL'S AGREEMENT TO INDEMNIFY. Subject to the terms and conditions of this Section 14, Digital hereby indemnifies and agrees to defend and hold harmless BEA and any stockholder, partner, officer, director, employee, agent or representative of BEA (collectively, the "BEA GROUP"), at any time after the Closing, from and against all damages, incurred by the BEA Group or any member thereof resulting from or relating to (i) a breach of any representation or warranty of Digital contained in this Agreement, or (ii) the non-performance of any covenant or obligation to be performed on the part of Digital under this Agreement, or (iii) any claim asserted against BEA by a third party in respect of any liability of Digital not assumed by BEA under this Agreement.

    14.3. BEA'S AGREEMENT TO INDEMNIFY. Subject to the terms and conditions of this Section 14, BEA hereby indemnifies and agrees to defend and hold harmless Digital and any stockholder, partner, officer, director or employee of Digital (collectively, the "DIGITAL GROUP"), at any time after the Closing, from and against all damages incurred by the Digital Group or any member thereof resulting from or relating to (i) a breach of any representation or warranty of BEA contained in this Agreement or (ii) the non-performance of any covenant or obligation to be performed on the part of BEA under this Agreement or (iii) any claim asserted against Digital by a third party in respect of any liability assumed by BEA under this Agreement.

    14.4.     INDEMNIFICATION PAYMENTS AND SURVIVAL.

              (a) No action may be brought by any person seeking indemnification hereunder (an "Indemnified Person") with respect to any indemnifiable claim under this Section 14 more than two
              (2) years after the Closing Date.

              (b) No Claim may be made against a party providing indemnification hereunder (an "Indemnifying Party") pursuant to its indemnification obligations set forth in Section 14.2 or 14.3 with respect to any individual item of damage unless and until the aggregate of all such damages actually incurred by the Indemnified Person exceeds $175,000 (the "Threshold Amount") and the Indemnified Person's right to indemnification hereunder shall only be with respect to such amounts in excess of the Threshold Amount. In the case of any claim for Indemnification made by the Indemnified Person to the Indemnifying Party in which the Indemnified Person asserts for the first time that the Threshold Amount has been or will be exceeded after or upon satisfaction of the claim for which the Indemnified Person seeks indemnification, the Indemnified Person shall set forth in reasonable detail the

              Damages, including the basis therefore, which have exceeded or which, together with the claim being made, will exceed the Threshold Amount. Upon a good faith presentation of such assertion, the Indemnifying Party will assume its obligations under this Article 14. The indemnifying party's obligation to indemnify the Indemnified Person and hold it harmless under
              Section 14.2 or 14.3 shall in no event exceed $11,000,000. The Indemnifying Party shall not be obligated for any indirect, special or consequential damages incurred by the Indemnified Person.

              (c) For purposes of determining the amount of damages incurred by an Indemnified Person, such damages shall be net of any insurance payment actually received by the Indemnified Person in compensation for the same damages for which indemnification is sought and shall be reduced by the amount of any tax benefits to be realized by the Indemnified Person with respect to the matter which was the basis for the damages for which indemnification is sought.

              (d) Investigations; Waivers. The survival periods and rights to indemnification provided for in this Section 14 shall remain in effect, notwithstanding any investigation at any time by or on behalf of any party hereto or any waiver of any party hereto of any condition to such party's obligation to consummate the transactions contemplated hereby.

    14.5. CONDITIONS OF INDEMNIFICATION. (a) Notice of Claims. The Indemnified Person shall promptly notify the Indemnifying Party of any fact upon which the Indemnified Person intends to base a claim for indemnification hereunder ("Notice of Claim"). Notice shall in all events be considered prompt if given (a) no later than thirty (30) days after the Indemnified Person learns of a fact or facts giving rise to a right of indemnification or (b) if later, in sufficient time to allow the Indemnifying Party to exercise its rights pursuant to this Section 14.5 without any material impairment of or prejudice to the Indemnified Person in the exercise of such rights, in the reasonable judgment of the Indemnified Person.

              (b) Direct Claims. If within 30 days after the Indemnified Person shall have given a Notice of Claim that relates to a direct claim of the Indemnified Party, the Indemnifying Party shall not have objected to such demand for indemnification or its amount, by notice to the Indemnified Person, the demand for indemnification and the amount of such demand, or the manner of determining such amount, described in such Notice shall be deemed to have been agreed to by the Indemnifying Party and determined as of the last day of such 30-day period.

              (c)  Defense of Third-Party Claims.

                   (i) Subject to subsection (iii) below if damages arise out of a third party claim seeking recovery of money damages (a "Money Claim"), the Indemnifying Party shall have the right, at its option and expense, to assume the defense of such Money Claim with counsel reasonably acceptable to the Indemnifying Person. Notwithstanding the foregoing, the Indemnified Person shall have the right to employ its own counsel in any such case but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (x) the employment of such counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such action at the expense of the Indemnifying Party or (y) the Indemnifying Party shall not have employed counsel to have charge of the defense of such action within a reasonable time after the Notice of Claim is given, or, having assumed such defense, fails to pursue it within reasonable time or (z) the named parties to such claim include both the Indemnified Person and the Indemnifying Party and such Indemnified Person shall have been advised by counsel that counsel employed by the Indemnifying Party would, under applicable professional standards, have a conflict in representing both the Indemnifying Party and such Indemnified Person, in any of which events such fees and expenses of one additional counsel for the Indemnifying Party shall be borne by the Indemnifying Party. In no event shall the Indemnifying Party be liable for fees and expenses of more than one counsel for all indemnified parties (in addition to any local counsel) separate from its own counsel in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. An Indemnified Person shall have the right to settle or compromise any Money Claim and recover the amount paid in such settlement from the Indemnifying Party without the consent of any Indemnifying Party if the Indemnified Person has given written notice thereof to the Indemnifying Party and the Indemnifying Party has failed to assume the defense of the Money Claim or, having assumed the defense, has failed to diligently pursue it within a reasonable length of time. Any Indemnifying Party shall have the right to settle or compromise any Money Claim against an Indemnified Person with the consent of the Indemnified Person provided that the terms of such settlement or compromise provide for the unconditional release of the Indemnified Person and require the payment of money damages only by the Indemnifying Party.

                   (ii) Subject to the provision of subsection (iii) below if an Indemnified Person determines not to accept a monetary settlement of any such Money Claim following the Indemnified Person's receipt of written notice from the Indemnifying Party requesting the Indemnifying Party's acceptance of such a settlement for an amount (the "Settlement Amount") agreed to in writing by the Indemnifying Person and the parties (other than the Indemnified Person) to such litigation or prospective litigation and a judgment in excess of the Settlement Amount is thereafter rendered against the Indemnified Person, no claim for indemnification under Section 14.2 or 14.3, as the case may be, may thereafter be made with respect to such litigation or prospective litigation against the Indemnifying Party in excess of the Settlement Amount consented to by the Indemnifying Party.

                   (iii) If damages arise out of a third party claim seeking equitable relief alone or in addition to monetary damages and, if such equitable relief, standing alone, if obtained would materially and adversely affect the business, operations, assets or financial condition of the Indemnified Person (an "Equitable Claim"), the Indemnified Person shall be entitled to defend such Equitable Claim with counsel reasonably acceptable to the Indemnifying Party in a reasonable manner under the circumstances and at the reasonable expense of the Indemnifying Party, which shall be provided by counsel to the Indemnified Person with regular information regarding the costs of such defense. The Indemnifying Party shall be entitled to participate at its own expense in the defense of any such Equitable Claim. The Indemnified Person shall make no settlement, compromise, admission, or acknowledgement which would give rise to liability on the part of any Indemnifying Party without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld or delayed.

                   (iv) The parties shall extend reasonable cooperation to one another in connection with the defense of any third-party claim pursuant to this Section 14.5 and, in connection therewith, shall furnish such records, information, and testimony and attend such conferences, discovery proceedings, hearings, trials, and appeals as may be reasonably requested.

15. TERMINATION

    15.1. METHODS OF TERMINATION. The transactions contemplated herein may be terminated and/or abandoned at any time prior to the Closing by (i) mutual written agreement of BEA and Digital, or (ii) by either party if the Closing shall not have occurred on or prior to April 30, 1997.

    15.2 PROCEDURE UPON TERMINATION PRIOR TO CLOSING. In the event of termination or abandonment pursuant to Section 15.1 hereof, written notice thereof shall be given to the other party hereto and the transactions completed by this Agreement shall be terminated and/or abandoned, without further action by BEA or Digital. If the transactions contemplated by this Agreement are terminated and/or abandoned as provided herein, each party will redeliver all documents, work papers, confidential information and other material of the other party relating to the transactions contemplated hereby, whether obtained before or after the execution of this Agreement, to the party furnishing the same. A party hereto who shall have satisfied in full all of the obligations of such party under this Agreement which were to have been satisfied by such party prior to the Closing and who shall have not breached any representation, warranty, covenant or agreement of such party contained in this Agreement shall not have any liability or further obligation to the other party to this Agreement.

    15.3 EFFECT OF TERMINATION. The mutual confidentiality obligations of Digital and BEA pursuant to Section 8 hereof shall survive any termination of this Agreement.

16. MISCELLANEOUS

    16.1 PUBLICITY. Each of the parties acknowledges the importance of appropriate disclosures in positioning the relationship between the two companies to the distribution channel, the press, customers and others.

              16.1.1. Each of the parties agrees that by no later than fifteen (15) days following the Execution Date, BEA and Digital will each issue a press release regarding the execution of this agreement. Such press release shall identify this Agreement as a major strategic partnership. The press release to be issued by Digital shall declare Digital's commitment to Tuxedo, including without limitation as the premier middleware for Open Systems mission critical computing. The press release to be issued by BEA shall endorse strongly Digital's 64 bit computing capabilities and Alpha platform technology, as evidenced by the Middleware purchases it is making pursuant to this Agreement, as well as Digital's Alpha systems as the premier high performance commercial UNIX platform available on the market today. Each press release shall be subject to the other party's approval, not to be unreasonably withheld or delayed.

                   16.1.2. Within 30 days of the Execution Date, BEA and Digital will jointly announce a strategic relationship in an appropriate mutually-agreed to form and forum. During this time and prior to the announcement, Digital and BEA will make diligent efforts to control the confidentiality, public image and positioning of the relationship by doing the following under non-disclosure:

                             - jointly brief appropriate industry analysts and/or press, with proper embargoes, about the Agreement in an effort to have them properly prepared for the announcement and potentially be used as spokespersons;

                             - pre-announce the Agreement to a defined group of existing key customers of the Former Digital Products with a goal of recruiting several major customers as spokespeople to be used at the announcement to make live presentations and/or provide supporting quotes;

                             - brief appropriate partners involved with the development or distribution of the Former Digital Products;

                             - build employee confidence and commitment to the transition by recruiting appropriate internal champions within the Digital technical community to help promote the movement of the products and personnel from Digital to BEA;

                             -    brief all existing employees who may be
                                  offered a position with BEA on the Agreement and appropriate positioning;

                             -    appoint appropriate "authorized"
                                  spokespersons who will be the only source for external dissemination of information about the Agreement;

                             -    prior to any external briefings or
                                  announcements to analysts, press, partners or customers, BEA and Digital brief employees who may become engaged in general marketing or sales activities.

                   16.1.3. Each of the parties agrees that until six (6) months following the Closing Date, no press release or other disclosures by company representatives shall conflict with the initial press releases approved by the parties pursuant to Section 16.1.1 hereof without the prior written consent of the other party, such consent not to be unreasonably withheld or delayed. In the event no written response is received by a press release or disclosure within two (2) business days of its receipt by a party, such press release or disclosure shall be deemed approved.

    16.2. NOTICES. Unless otherwise agreed to by the parties in writing, all notices required under this Agreement and all requests, demands and other communications hereunder, shall be deemed effective when received and made in wiring by either (i) registered mail, (ii) certified mail, return receipt requested, or (iii) overnight mail, addressed and sent to the attention of:


                   Digital Equipment Corporation      BEA Systems, Inc.
                   129 Parker Street                  385 Moffett Park Drive
                   Maynard, Massachusetts 01754       Suite 105
                                                      Sunnyvale, CA 94089-1209
                   Attn: Manager Digital External     Attn: Ed Durney,
                         Resources Group                    General Counsel

              with a copy of non-technical notes to:

                   Digital Equipment Corporation      Morrison & Foerster LLP
                   111 Powdermill Road                1290 Avenue of Americas
                   Maynard, Massachusetts 01754       New York, New York 10104
                   Attn: Eric C. Thorp, Senior        Attn: John B. Kennedy
                         Counsel

    16.3. RELATIONSHIPS OF THE PARTIES. It is understood and agreed that each of the parties hereto is an independent contractor, and that neither party is, or shall be considered to be, by virtue of this Agreement, an agent or representative of the other party for any purpose.

    16.4. ASSIGNMENT. Neither party may assign this Agreement except to one of its Subsidiaries or in connection with a merger, consolidation, or sale of all or substantially all of the assigning party's relevant business or assets, or with the prior written consent of the other party. Any attempted assignment in violation of this Section 16.4 without consent shall be null and void. Where required, no party shall unreasonably withhold or delay consent.

    16.5. BINDING EFFECT. This agreement shall be binding on all parties hereto, and shall be binding upon and inure to the benefit of each party and its respective permitted successors and assigns.

    16.6. WAIVER; MODIFICATION; AMENDMENT. No term or provision hereof will be considered waived by either party, and no breach excused by either party, unless such waiver or consent is in writing signed on behalf of the party against whom the waiver is asserted. No consent by either party to, or waiver of, a breach by either party, whether express or implied, will constitute a consent to, waiver of, or excuse of any other different, or subsequent, breach by either party. This Agreement, including the Schedules and Exhibits attached hereto, may not be modified or amended except by an instrument in writing duly signed by or on behalf of the parties hereto.

    16.7. FORCE MAJEURE. Each of the parties hereto shall exert diligence in performing its obligations under this Agreement, but neither shall be liable in any manner whatsoever for failure to perform or delay in performing such obligations, if and to the extent and for so long as such failure or delay in performance or breach is due to natural disasters, strikes or labor disputes, natural forces, or other acts of G-d or cause reasonably beyond the control of such party. Any party desiring to invoke this Section
              16.7 shall notify the other in writing of such desire and shall use reasonably efforts and due diligence to resume performance of its obligations.

    16.8. UNITED NATIONS. The parties expressly exclude, if applicable, the application of the United Nations Conventions on Contracts for the International Sale of Goods.

    16.9. SURVIVAL. The provisions of this Agreement which by their nature extend beyond the expiration or termination of this Agreement will survive and remain in effect until all obligations are satisfied.

    16.10. SEVERABILITY. If any part of this Agreement is found invalid or unenforceable, that part will be amended to achieve as nearly as possible the same economic and practical effect as the original provision and the remainder of this Agreement will remain in full force and effect.

    16.11. NO INTERPRETATION AGAINST DRAFTER. The terms and provisions of this Agreement shall not be construed against the drafter or drafters hereof. All parties hereto agree that the language of this Agreement shall be construed as a whole according to its fair meaning and not strictly for or against any of the parties hereto.

    16.12. GOVERNING LAW; JURISDICTION. This Agreement shall be governed and enforced in accordance with the substantive law of the Commonwealth of Massachusetts, without regard to any such laws or regulations that may direct the application of the law of any other jurisdiction. Each party hereby irrevocably agrees that any action relating to this Agreement or the Middleware Assets shall be instituted, prosecuted and determined in the court of competent jurisdiction in Boston, Massachusetts and that it shall not commence any action or proceeding arising out of any dispute between Digital and BEA with respect hereto and thereto in any other jurisdiction. Each party hereby irrevocably submits, for itself and its property, to the nonexclusive jurisdiction or any Federal or State Court of the United States of America sitting in Boston, Massachusetts area, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Middleware Assets. Digital further irrevocably consents to the service of process in any such action or proceeding by the mailing of a copy of such process to it at the address set forth above.

    16.13. ENTIRE AGREEMENT. This Agreement, together with the Schedules and Exhibits attached hereto, constitutes the entire agreement between the parties relating to this subject matter and supersedes all prior or simultaneous representations, discussions, negotiations and agreements with respect thereto, whether written or oral.

    16.14. PARAGRAPH HEADINGS AND COUNTERPARTS. The paragraph and section headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provisions hereof. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

    16.15.    Neither party shall have a right of set off against the other.

    IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives, effective as of the date first above written.

    DIGITAL EQUIPMENT                       BEA SYSTEMS, INC.
    CORPORATION

    By: /s/ (illegible)                     By: /s/ Edward W. Scott, Jr.
       ----------------------------            ----------------------------
    Name:   (illegible)                     Name: Edward W. Scott, Jr.
         --------------------------              --------------------------
    Title:  (illegible)                     Title: Executive Vice President
          -------------------------               -------------------------
    Date: 1/30/97                           Date: January 31, 1997
         --------------------------              --------------------------

                           LISTS OF SCHEDULES AND EXHIBITS


         Schedule A:                   Assumed Contracts
         Schedule B:                   Software Descriptions
         Schedule C:                   Digital Registrations
         Schedule D:                   Transferred Computers
         Schedule E:                   Transferred Employees



                                   ***************

         Exhibit I:                    Consulting Agreement Between Digital and
                                       BEA
         Exhibit II:                   Distribution Agreement Between Digital
                                       and BEA
         Exhibit III:                  Bill of Sale
         Exhibit IV:                   Assignment of Trademarks and Patents
         Exhibit V:                    Promissory Note

                                      SCHEDULE A

                                  ASSUMED CONTRACTS

         PARTNER                     AGREEMENT TYPE              CONTRACT #
         -------                     --------------              ----------

Caldera, incorporated            Distribution                        #1
Logica North America             Source Code                         #2
Intelligent Wave, Inc.           Source Code                         #3
PeerLogic, Incorporated          Engineering For Hire                #4
Visual Edge Software Ltd.        Engineering For Hire                #5
LINKVEST SA                      Engineering For Hire                #6

                                      SCHEDULE B
                                SOFTWARE DESCRIPTIONS


                   PRODUCT NAME                                SPD #

DECmessageQ for OS/2, Version 3.2                             53.34.00
DECmessageQ for MS-Windows Client, Version 3.2                53.35.01
DECmessageQ for MQ Series, Version 3.2                        56.30.01
DECmessageQ for Windows NT, Version 3.2                       47.90.02
DECmessageQ for UNIX, Version 3.2                             39.25.06
DECmessageQ for Open VMS, Version 3.2                         46.25.04
ObjectBroker for UNIX, Version 2.7                            47.07.04
ObjectBroker for Microsoft Windows, Version 2.7               37.76.05
ObjectBroker for Open VMS, Version 2.7                        44.12.04
ObjectBroker for Win32, Version 2.7                           50.73.04
The ObjectBroker Desktop Connection                        "White Paper"
R/3 BusinessBus Wrapper Technology                         "White Paper"

                                      SCHEDULE C

                                DIGITAL REGISTRATIONS

Mark      Territory      Application Date & Number    Registration Date & Number
----      ---------      -------------------------    --------------------------

                                   SCHEDULE C

                              APPLICATIONS/PATENTS


Matter No.:  Country Code: Application No. Filed Date:    Patent No.:  Issue Date    Patent Status     Matter Title:
------------------------------------------------------------------------------------------------------------------------------------
PD90-0327         US         07/567,298     14-Aug-90      1,280,610    19940118            I           METHODS AND APPARATUS FOR
                                                                                                        IMPLEMENTING DATA BASES TO
                                                                                                        PROVIDE OBJECT-ORIENTED
                                                                                                        INVOCATION OF APPLICATIONS
------------------------------------------------------------------------------------------------------------------------------------
PD90-0327         AU           79309/91     26-Jun-91         638138    19931011            I
------------------------------------------------------------------------------------------------------------------------------------
PD90-0327         CA          2,049,133     13-Aug-91                                       P
------------------------------------------------------------------------------------------------------------------------------------
PD90-0327         JP          202703/91     13-Aug-91                                       P
------------------------------------------------------------------------------------------------------------------------------------
PD90-0327         TW           80106381     13-Aug-91       NI-55644    19920722            I
------------------------------------------------------------------------------------------------------------------------------------
PD90-0327         GB         91306172.7      8-Jul-91         472279    19950816            I
------------------------------------------------------------------------------------------------------------------------------------
PD90-0327         FR         91306172.7      8-Jul-91         472279    19950816            I
------------------------------------------------------------------------------------------------------------------------------------
PD90-0327         DE         91306172.7      8-Jul-91     69112156.7    19950816            I
------------------------------------------------------------------------------------------------------------------------------------
PD90-0327         IT         91306172.7      8-Jul-91         472279    19950816            I
------------------------------------------------------------------------------------------------------------------------------------
PD90-0327         NL         91306172.7      8-Jul-91         472279    19950816            I
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
PD90-0275         US         07/567,389     14-Aug-90                                       A           METHODS AND APPARATUS FOR
                                                                                                        PROVIDING DYNAMIC INVOCATION
                                                                                                        OF APPLICATIONS IN A
                                                                                                        DISTRIBUTED HETEROGENEOUS
                                                                                                        ENVIRONMENT
------------------------------------------------------------------------------------------------------------------------------------
PD90-0275         AU           79454/91     26-Jun-91         639802    19931130            I
------------------------------------------------------------------------------------------------------------------------------------
PD90-0275         CA          2,049,121     13-Aug-91      2,049,121    19960813            I
------------------------------------------------------------------------------------------------------------------------------------
PD90-0275         JP          202700/91     13-Aug-91        2011115    19960202            I
------------------------------------------------------------------------------------------------------------------------------------
PD90-0275         EPO        91306128.9      5-Jul-91                                       P
------------------------------------------------------------------------------------------------------------------------------------
PD90-0275         TW           80106379     13-Aug-91       NI-68177    19950215            I
------------------------------------------------------------------------------------------------------------------------------------
PD90-0275CON      US         08/148,607      3-Nov-93      5,341,478    19940823            I
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
PD90-0326         US         07/567,303     14-Aug-90                                       A           METHOD AND APPARATUS FOR
                                                                                                        PROVIDING A CLIENT INTERFACE
                                                                                                        TO AN OBJECT-ORIENTED
                                                                                                        INVOCATION OF AN APPLICATION
------------------------------------------------------------------------------------------------------------------------------------
PD90-0326         TW           80106380     13-Aug-91       NI-56710    19920923            I
------------------------------------------------------------------------------------------------------------------------------------
PD90-0326         AU           79310/91     26-Jun-91         628264    19930121            I
------------------------------------------------------------------------------------------------------------------------------------
PD90-0326         CA          2,049,143     13-Aug-91                                       P
------------------------------------------------------------------------------------------------------------------------------------
PD90-0326         JP          202702/91     13-Aug-91        1929856    19950512            I
------------------------------------------------------------------------------------------------------------------------------------
PD90-0326         EPO        91306127.1      5-Jul-91                                       P
------------------------------------------------------------------------------------------------------------------------------------
PD90-0326CON      US         08/263,901     22-Jun-94                                    PNOA
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
TRADOC. 1001380.v1
------------------------------------------------------------------------------------------------------------------------------------

Page 2 of 2

                                      SCHEDULE D

                                TRANSFERRED COMPUTERS

FAMILY        DEVICE                   DESCRIPTION              UNIT
                                                                COUNT

PC            PC-1486 LAPTOP           HINOTECT475 B#58477      1
                                       HINOTECT475 B#76689      1
                                       HINOTECT475; FAUST       1
                                       GROUP
              PC-PENTIUM/60            780WW                    1
PRINTERS      PRINTER-LASER            LN03R PRINTER            1
                                       LPS17-DA                 1
WS-MIPS       WS-MIPS                  DS3100                   1
                                       REV PMAX ESG             1
              BONDA433                 DECPC/486/33             1
              DN253S1-J9               ALPHASERVER 2100A        1
              FLAMINGO PROTO           FLAMING SEED #628        1
              FR-929AA-WC              DECPC VENTURIS           5
                                       5133FP
              FR959AA-WC               DECPC VENTURIS           1
                                       5133FP
              HP0000SVRSYS             HP9000SVR SYS            1
              MAC8100                  MAC8100                  1
              PB47A-CA                 ALPHASTATION             3
                                       255/233
              SPARCSTN IPX             SPARCSTN IPX             1
              TC260-FA                 SCSI/BM 3490 TAPE DR     1
Disk          Disk-Controller          KZESC-BA                 1
                                       SCSI CENTRLR             1
                                       DISK/TAPE                4
                                       HSC5X-BA IN 07218911     1
                                       HSC70-AA                 2
              Disk-RA60                RA60-00                  4
                                       RA60-AA                  1
              Disk-RA81                RA81-AA                  1
              Disk-RA82                9.7GB STORAGE ARRAY      1
                                       RA82 IN SA482            8
                                       SA482-AA                 2
                                       SA600 CAB                2
                                       SA600-XA                 1
              Disk-RA90                1 2 GB DISK              2
                                       RA90 IN SA600            8

              Disk-RA92                RA92 DISK DRIVE          1
              Disk-RFxx                RF71 DISK SUBSYSTEM      1
              Disk-RZ26                BA350-JA                 1
              Disk-RZ28                RZ28 DISK                2
                                       RZ28-VA DISK             4
                                       UPGRADE
              Disk-RZ29                RZ29 ADDS                1
              Disk-RZ55                RZ55                     2
                                       RA55 IN EXPANSION        1
                                       RZ55 IN EXPANSION        1
                                       BO
                                       RZ55 IN EXPANSION        5
                                       BOX
              Disk-RZ56                SZ12B-XA RZ56            3
                                       RZ57 DISK                2
                                       SZ12C-CA DISK            1
                                       SZ12C-XA DISK            1
Network       Network                  CMHUB-AA                 1
PC            PC-i386                  COLOR DECSTATION         1
                                       325
                                       DEC PC 433               1
                                       DEC PC 435               1
                                       WORKSTATION
                                       DECSTATION 325C          1
                                       DJ-PC463-A2              1
                                       DJ-PC463-BB              2
                                       PC435-AA                 1
                                       PC445-Y2                 1
                                       PC462-AA                 1
                                       PC462-Y2                 2
                                       PC463-AA                 1
                                       PC500-CA VM W/OPT        1
                                       PCW10-AA
              PC-i36-LAPTOP            COLOR DECSTATION         1
                                       325
                                       DEC PC 433               1
                                       DEC PC 435               1
                                       WORKSTATION
                                       DECSTATION 325C          1
                                       CJ-PC463-A2              1
                                       CJ-PC463-BB              2
                                       PC435-AA                 1
                                       PC445-Y2                 1
                                       PC462-AA                 1
                                       PC462-Y2                 2

                                       PC463-AA                 1
                                       PC500-CA VM W/OPT        1
                                       PCW10-AA                 1
              PC-i386-LAPTOP           320 PC PORTABLE          1
                                       DEC PC 320P LAPTOP       2
                                       DEC PC 325P              2
                                       DJ-PCP10-AA              1
                                       FR-PCP35-GA              2
              PC-i486-LAPTOP           DEC PC425 LAPTOP         1
                                       FR-P62WC-AA              1
                                       HINOTECT475 B#75494      1
                                       LAPTOP                   1
                                       PCP34-DA                 1
                                       (HARTZBAND)
                                       ULTRA 450/B#145334       1
                                       ULTRA 450/B#175711       1
                                       ULTRA 450/B#53176        1
              PC-i486/100              COMPAQ 486125-PC         1
                                       DECPCXL4100              1
                                       FR-776AA-WN              1
              PC-i486/33               DEC PC 433               4
                                       DEC PC 433T PCT10-A2     2
                                       DECPC433                 1
                                       PC-PAROD1                1
              PC-i486/50               PCT25-AA                 2
              PC-i486/66               B5-OPCHI-CA              2
                                       B5-PCHI-CA               18
                                       FR-776AA-WN              1
                                       PC746 XL                 1
              PC-Pentium/133           DECPC X. SERVER 466      1
                                       FR-965AA-MD              22
              PC-Pentium/60            780AA                    3
                                       780WW                    12
              PC-Pentium/90            783WW                    5
                                                                10
                                       FR-842AA-WC              5
                                       FR873AA-WN               1
Printers      Printer-Color            300DPI COLOR             1
                                       PRINTER
              Printer-Laser            LN03 SCRIPT PRINTER      1
                                       LN03R-AA POSTCRIPT       1
                                       LN08R-CA                 1
                                       LPS17-DA                 2
                                       LPS20-C2                 1
                                       LPS20-CA                 1

Server-Alpha  Server-Alpha-Law34       7HAMJ-HA                 1
              Server-Alpha-Sable       DA-251P1-FV              1
                                       DN241D1-AB0              2
                                       DN-241D1-J9              1
Server-Mips   Server-Mips              DU-55HT2-A9              2
Server-PDP11  Server-PDP11             11X84UA1UG               1
Server-Vax    Server-VAX6xxx           63AMB-YE                 2
                                       64AMA-YE                 1
                                       VAX6410 CPU              1
              Server-VAX6xxx-          KA651-AA
              Options
                                       TAPE CONTROLLER          2
Tapes         Tape-8mm                 SCSI TAPE DRIVE          1
              Tape-DAT                 PYTHON-DAB               1
              Tape-TA90                TA90                     1
              Tape-TK50                HHTK50, CTRL, EXP B      1
              Tape-TU81                TUR81-EE                 1
              Tape-TU90                SLAVE TAPE UNTI          1
                                       TA90E                    1
              Tape-TZ8x                7X875-TA                 2
Terminals     Terminal                 VT220-A2                 1
Unclassified  Disk-RDxx                RD54 DISK&               2
                                       CONTROLLER
                                       RD54fa IN VS2000         1
              Unclassified             7009-C10                 1
                                       A2897A                   2
                                       DS5K-120                 2
                                       OBJBRKR ADD              1
                                       S20TX15132P              2
Vendor HW     Vendor-Apple             APPLE MACINTOSH          1
                                       IICi
                                       MAC-85-                  1
                                       MACIICI                  1
              Vendor IBM               IBM RISC SYSTEM 6000     1
              Vendor-Sun               SUN DISK                 1
                                       SUN MONITOR              1
                                       SUN SPARCSATION IPX      1
                                       SUN TAPE                 1
                                       SUNSPARC                 3
WS-Alpha      WS-Alpha-Avanti          PB51A-CA                 1
              WS-Alpha-Famingo         ALPHA FLAMINGO           1
                                       SYSTEM
                                       WWOPTS
                                       DEC3000/500              1
                                       FLAMINGO

                                       FLAMINGO                 1
                                       FLAMINGOI ALPHA          1
                                       DEC/3000
                                       PE50A-A9                 1
              WS-Alha-Flamingo         DEC3000 MODEL 800        1
              II
              WS-Alpha-Jensen          ALPHA PC                 2
                                       DECPCAXP 150             1
                                       JEN SYS                  2
                                       JEN SYSTEM               1
                                       JENSENT/NT SYSTEM        1
                                       PB222-EA                 12
                                       PB22H-CX                 1
                                       PB22H-CS(JENSEN)(20)     1
              WS-Alpha-Mustang II      PB420-AB                 1
                                       PB422-AA                 21
                                       PB422-AB                 1
              WS-Alpha-Options         PELICAN SYS ADDS         1
              WS-Alpha-Pelican         PE301-CD                 2
                                       PELICAN SYS              1
              WS-Alpha-Sandpiper       DEC PC 325P              1
                                       SANDPIPER                1
                                       SANDPIPER PROTO          1
                                       S4A-06
              WS-Alpha-Sandpiper 45    DEC 3000 MODEL 700       1
                                       UNIX
                                       WKSYS
WS-Mips       WS-Mips                  DEC5000                  1
                                       DECSTATION 3100          1
                                       DECSTATION 3100 j.j.     1
                                       DECSTATION 5000          1
                                       DECSTATION 5--/S200      2
                                       DS3100                   3
                                       DS5000                   1
                                       DS5000-PXG PM3651        1
                                       DS5000/200 PM36 1 BK     3
                                       W/O SZ
                                       PM201-CH                 4
                                       PM20A DECSTAT 3100       1
              WS-Mips-Options          MS01 IN DS3100           1
WS-Options    WS-Options               21" MINITOR              1
                                       SYSTEM UPGRADE           1
WS-RAX        WS-VAX                   630QE                    1
                                       DV-35081-A4              1
                                       DV340T1-BA MV3400        1

                                       MICROVAX II              1
                                       MICROVAX II              2
                                       MV3400                   1
                                       PV3400                   1
                                       PV05A-CA                 2
                                       PV61A-AH                 1
                                       SV-LV55H-ER VSII         1
                                       VAXSERVER 3300           1
                                       VAXSTATION 2000 4MB      1
                                       VS3100 & MEMORY          1
                                       VS315-AA                 1
                                       VS315-B2                 1
                                       VS3500-SONY              1
                                       VS3520/DISKS/TAPEDRI     1
                                       VS355-AA                 1
                                       VS410-AA                 1
                                       VS410GA
                                       VSIIGPX 8 PLAN           1
                                       VX3100 & MEMORY          1
              WS-VAX-Options           12MB MEMORY              1
                                       VAXSTAT
                                       3540 UPGRADE             1
                                       SXPANSION BOX            1
                                       IN N100709729 MEMORY     1
                                       IN N100709731 MEMORY     1
                                       MX650 (IN072-19336)      1
                                       MS650-CA                 1
                                       MX65B-CA                 1
                                       MXV11-JC/AG              1
                                       SYSTEM UPGRADE           1
                                       UPGRADEFOR               1
                                       MV11/GPX
                                       VAXZ3100 MEM             1
                                       UPGRADES
X-Terminals   X-Terminal               VT1200                   2
(blank)
              DV-3601S1-BA             DV-360S1-BA              1
              FLAMINGO PROTO           FLAMINGO SEED #571       1
              MS650-BF                 16MEGMEMCA8919034Q       1
                                       C
              PC325PADD                PC325P ADD               1
              PCN 10-AA                DEC 0C 433               1
              PER40S-BA ADD            SANDPIPER ADD            1
              SZ12B-DA                 STORAGE EXPANSION        1
                                       DISK

              SZ12CC1                  SZ12CC1                  1
              VS31S-A2                 VS31S-A2                 1
              VS46K-AD                 VS461-AC                 2

                                   SCHEDULE E
                              TRANSFERRED EMPLOYEES

                                      [***]

                                TRANSFERRED EMPLOYEES


                                        [***]

                                        [***]

                                     EXHIBIT I

                           CONSULTING SERVICES AGREEMENT


    This Consulting Services Agreement ("Agreement") is made by and between BEA Systems, Inc. ("BEA") and Digital Equipment Corporation ("Digital") as of January 31, 1997 ("Effective Date").

1.   CONSULTING SERVICES

    Digital wishes BEA to provide consulting services to Digital to help maintain the development direction anticipated by Digital and its customers for certain products acquired by BEA from Digital. The statement of development direction is attached hereto as Attachment A (the "Digital Statement of Development Direction").

2.   STATEMENT OF WORK

    On or before July 1, 1997 BEA shall deliver to Digital a statement of work identifying the services BEA will perform and the deliverables it will prepare in order to help maintain the development direction identified in the Digital Statement of Development Direction (the "Plan"). The Plan will include specifications and/or requirements for each such deliverable BEA will prepare and service it will perform. The Plan will identify the deliverables to be completed by the quarter ending October 31, 1997, and each quarter thereafter through the quarter ending July 31, 1998. The Plan is subject to the approval of Director of Open Systems Middleware, not to be unreasonably withheld or delayed. If Digital does not approve the Plan, and BEA is unwilling or unable to modify it to Digital's reasonable satisfaction, then Digital shall have the right to withhold up to 50% of the next quarterly payment and 100% of any subsequent payments until Digital's approval is obtained. Any modifications to the Plan, once accepted by Digital, may be made only by mutual agreement, in writing.

3.   PROFESSIONAL FEES

    The professional fees for the consulting services provided under this Agreement will be invoiced at a blended rate of $1,500 per person per day, or a rate otherwise agreed by the parties. Travel time will be billed at normal rates. BEA will provide an invoice to Digital by the end of each quarter, beginning with the period ending April 30, 1997.

4.   PAYMENT SCHEDULE

    Digital will make the first payment of $1,500,000 on or before April 30, 1997 based upon a progress billing and report and an additional $1,500,000 upon delivery of the Plan, or on July 1, 1997 if the Plan is delivered on or prior to that date. After the second payment of $1,500,000, Digital will make all payments within thirty (30) days after the date of BEA's invoice. If the deliverable associated with the invoiced period has not been delivered to

    Digital prior to the end of the period, Digital may withhold up to 50% of the next quarterly payment and 100% of all subsequent payments until the deliverable is delivered. Once any unfulfilled deliverable is made by BEA to Digital, then, in the event BEA fails to deliver a subsequent deliverable, Digital may again withhold 50% of the following payment and 100% of any subsequent payment. Fees for any invoiced period, including any expenses billed, shall not exceed the applicable amount set forth below, and Digital shall in no event be liable for any fees invoiced in excess of that amount.

              Quarter                                 Not-to-Exceed Amount
              -------                                 --------------------
              July 31, 1997 - October 31, 1997        $1,500,000
              Nov. 1, 1997 - Jan. 31, 1998            $1,500,000
              Feb. 1, 1998 - Apr. 30, 1998            $1,000,000
              May  1, 1998 - July 31, 1998            $1,000,000

    Digital will pay any sales, use or other taxes imposed relating to the services provided under this Agreement.

5.   APPLICATION SOFTWARE AND OTHER PRODUCTS

    Unless otherwise agreed in writing, BEA will own any application software, reports and other products resulting from BEA's services under this Agreement.

6.   WARRANTY

    BEA represents and warrants to Digital that (a) all of the services will be performed in a professional manner, conforming to generally accepted industry standards, and (b) all deliverables will conform to the specifications and/or requirements set forth in the Statement of Work. Digital's sole remedy under this warranty will be either to have BEA correct any deficiencies in the services or deliverables or, to the extent BEA fails to correct a material deficiency within thirty (30) days following notice thereof from Digital, to terminate this Agreement and recover appropriate damages for the deficient services. BEA makes no other warranties or representations, express or implied, by operation of law or otherwise, with respect to any services supplied under the Agreement.
    BEA expressly disclaims any warranty of merchantability, fitness for a particular purpose, or non-infringement.

7.   ASSIGNMENT AND SUBCONTRACTORS

    Digital may not assign this Agreement without BEA's prior written consent. BEA may assign this Agreement or subcontract all or any portion of the work to be performed by it under this Agreement, but shall retain responsibility for the work subcontracted. This Agreement shall inure to the benefit of, and shall be binding upon, both BEA and Digital, and their respective heirs, legal representatives and permitted assigns.

8.   NO AGENCY

    Digital may not assign this Agreement without BEA's prior written consent. BEA may assign this Agreement or subcontract all or any portion of the work to be performed by it under this Agreement, but shall retain responsibility for the work subcontracted. This Agreement shall inure to the benefit of, and shall be binding upon, both BEA and Digital, and their respective heirs, legal representatives and permitted assigns.

9.   BEA EMPLOYEES

    BEA reserves the right to determine the assignment of BEA employees. Digital agrees, during the period of the services and for one year thereafter, not to directly or indirectly solicit any BEA employee providing those services for employment by Digital.

10.  LIMITATION OF LIABILITY

    In no event will BEA be liable for any indirect, consequential or incidental damages arising out of this Agreement. In no event will BEA's liability under this Agreement exceed the amounts received by BEA from Digital.

11.  TERMINATION

    This Agreement will commence on the Effective Date and, unless terminated as provided in Section 6 hereof, shall terminate on January 31, 1999. Provided, however, that Digital may terminate this Agreement immediately upon an Event of Default under the promissory note of even date in the principal amount of $20 million payable to Digital. In that event, all of Digital's payment obligations to BEA hereunder shall terminate.

12.  MISCELLANEOUS

    This Agreement will be governed by Massachusetts law. This Agreement constitutes the entire understanding between the parties relating to this consulting project, and supersedes all previous negotiations, commitments, understandings and agreements. This Agreement can only be modified in a writing signed by both parties.

    DIGITAL EQUIPMENT CORPORATION           BEA SYSTEMS, INC.

    By:-------------------------            By:----------------------

    ----------------------------            -------------------------
              (Name)                                  (Name)

    ----------------------------            -------------------------
              (Title)                                 (Title)

                                    ATTACHMENT A

                                        [***]

                                        [***]

                                        [***]

                                      EXHIBIT II

                                  BEA SYSTEMS, INC.
                                DISTRIBUTION AGREEMENT
                                     COVER SHEET

    This Distributor Agreement ("Agreement") is made by and between BEA Systems, Inc. ("BEA") and Digital Equipment Corporation ("Distributor" or "Digital") as of January 31, 1997 ("Effective Date").

    This Agreement consists of this Cover Sheet, the attached Terms and Conditions and the attached Exhibits hereto.

    Each of the undersigned represents and warrants that he or she is duly authorized to sign this Agreement. Each party has read, understands and agrees to the terms and conditions of this Agreement.

BEA SYSTEMS, INC.                      DIGITAL EQUIPMENT CORPORATION

By:__________________________________  By:_____________________________________
            [Signature]                              [Signature]

Name: Edward W. Scott, Jr.             By:_____________________________________
                                                     [Print Name]

Title: Executive Vice President        Title:__________________________________

Address:   BEA Systems, Inc.           Address:   Digital Equipment Corporation
           385 Moffett Park Drive                 110 Spitbrook Road
           Suite 105                              Mail Stop 2K03-2020
           Sunnyvale, CA 94089                    Nashua, NH 03082
Attention: Edward Durney, Esq.         Attention: Timothy Yeaton, Director
           General Counsel                        Commercial Products Group

Telephone: (408) 743-0049              Telephone: (603) 881-0539

Facsimile: (408) 734-9230              Facsimile: (603) 881-8059

                                  BEA SYSTEMS, INC.
                           STANDARD DISTRIBUTION AGREEMENT

                                 TERMS AND CONDITIONS

BEA and Distributor agree as follows:

1. DEFINITIONS. For purposes of this Agreement, each capitalized term shall have the respective meaning set forth in this Section 1 unless this Agreement expressly provides otherwise.

    a. "BEA AUTHORIZED DISTRIBUTOR" means an entity that is authorized in writing by BEA to distribute BEA Products.

    b. "BEA PRODUCTS" means the BEA products identified in Exhibit A that Distributor is authorized to market and sell under this Agreement.

    c. "BUNDLED PRODUCTS" means any combination of BEA and Distributor products approved by BEA in its sole discretion. Combinations may take any or all of the following forms: BEA and Distributor products sold under Distributor bill of materials which includes both BEA and Distributor products, inclusion of BEA sample products or demos on Distributor software distribution (CD-ROMS) where the customer's purchase of a BEA product results from use of sample product or demo, inclusion of BEA products in Digital SI services, or any other packaging activity which creates customer purchase of BEA products from Distributor.

    d. "SUCCESSOR PRODUCTS" include products which are developed by BEA and which are based upon and adapted from the Former Digital Products such as a modification, supplement, or foreign language translation. Successor Products also include products that merge or combine a substantial part of Former Digital Products with other computer software or hardware and are intended to replace a Former Digital Product.

    e. "DIGITAL CUSTOMERS" shall mean its channel partners and end user customers.

    f. "DOCUMENTATION" means user manuals, reference manuals and installation guides, or portions thereof, which BEA provides with the BEA Products either in hard copy or electronic copy, as updated by BEA from time to time.

    g. "EXPIRATION DATE" means the date identified as the expiration date in Exhibit A.

    h. "FORMER DIGITAL PRODUCTS" means the DECmessageQ, Digital ObjectBroker, and OBB Desktop Connection products as described in the Middleware Acquisition and License Agreement between Distributor and BEA dated January 31, 1997.

    i. "INTERNAL USE" means use for Digital's purposes which do not directly produce revenue for external customers. "Internal Use" does not include timesharing or any service bureau arrangement for its external customers.

    j. "MARKS" means BEA's trademarks, trade names, service marks, service names, logos, insignias and other designations.

    k. "DISTRIBUTOR PRODUCTS" means any Distributor products and/or services with which the BEA Products are bundled.

    l.   "TERRITORY" means the geographic region(s) set forth in Exhibit A.

2. PRODUCTS AND PRICES

    a. APPOINTMENT. BEA appoints Distributor as a BEA Authorized Distributor. This appointment is non-exclusive, with BEA reserving the right to appoint other Distributors without restriction as to number and location. Subject to the terms and conditions of this Agreement, BEA grants Digital a non-exclusive, non-transferable license to market, sell and distribute BEA Products in the Territory to Digital Customers.

    b. EMBEDDED AND BUNDLED PRODUCTS. BEA grants Distributor a non-exclusive, non-transferable license to market, sell and distribute BEA Products in the Territory as Bundled Products or as an embedded part of a Digital Product in which the following conditions are met:

         (i) The APIs for the embedded BEA Products are not exposed or available to the Digital Customers or customers of the Distributor Product.

         (ii) The BEA Products are delivered as a seamlessly integrated component of the Distributor Product.

         (iii) No separate installation or configuration of the BEA Products is required or permitted.

         (iv) Distributor contractually restricts all Digital Customers from using the BEA Products except with the Distributor Product, and makes commercially reasonable efforts to enforce that restriction.

         (v) Digital Customers of the Distributor Product will be unable to build custom components of the Distributor Product using the BEA Product components.

    c. SEPARATE AGREEMENTS. Distributor and BEA shall agree on a separate agreement covering NEC and Hitachi distribution of the Former Digital Products.

3.  PRODUCTS AND PRICES

    a.   ELIGIBLE PRODUCTS.  Distributor may market and embed the BEA
         Products specified in Exhibit A. BEA reserves the right at any time to make changes to any BEA Products, including without limitation, changes which are required (i) for security or (ii) to facilitate performance in accordance with specifications.

    b. PRICING AND DISCOUNTS. Distributor may acquire, embed and distribute the BEA Products under the Agreement at the prices listed in BEA's general price list, less the discount set forth in Exhibit A (or, as applicable, at the per unit price set forth in Exhibit A). BEA agrees to keep the Former Digital Products available for a period of two (2) years from the date hereof and for one (1) year at prices no greater than 25% in excess of those set forth in Exhibit A. Thereafter, BEA reserves the right to (i) add BEA Products to, or drop BEA Products from, the general price list and Exhibit A, (ii) increase or decrease prices of the Former Digital Products on the general price list and/or
         (iii) to increase or decrease discounts or per unit prices. Should BEA decide to discontinue a Former Digital Product, BEA will implement a process to its customer similar to Digital's end of life process. Price changes become effective upon thirty (30) days' prior written notice to Distributor. Orders requesting delivery after the effective date of a price increase will be charged at the increased price. Distributor agrees to waive the notice requirement in the event BEA decreases prices or increases discounts.

    c. GUARANTEED MINIMUM PAYMENT. For each year of this Agreement, Distributor will pay BEA, as a non-refundable, guaranteed minimum payment, the amount of $1,500,000 within thirty days after the Effective Date or anniversary thereof. The guaranteed minimum payment may only be recouped against software license fees owed by Distributor under this Agreement, and may not be recouped against any other fees, including without limitation referral fees or fees for professional services, engineering services, porting, maintenance and training.
         The guaranteed minimum payment may not be recouped against any amounts owed by Distributors as of the Effective Date. The guaranteed minimum payment must be recouped within one year of the Effective Date or anniversary thereof, or it will be forfeited. Such payment is understood to be part of, and not in addition to, the revenue guarantee in subsection d. below.

    d. REVENUE GUARANTEE. Distributor will guarantee revenue to BEA from sales hereunder a total of $8,000,000 the first year from the Effective Date and a total of $10,000,000 the following year. BEA and Distributor will agree to guarantee levels for each quarter during the first two years from the Effective Date against which accounting for these guarantees will be done. Within sixty (60) business days after the end of each quarter, Distributor will make payments to BEA to include any shortfall in the revenue guarantee for the quarter together with a report of product sold in such quarter and all other items of revenue taken into account in determining such shortfall. Any such shortfall payment will be taken as prepaid licenses for BEA Products to be distributed by Distributor under this Agreement, and Distributor shall have the right, within six months of the date of the payment, to upgrade the licenses to subsequent revisions or successor products of the BEA Products for which the licenses were prepaid. The calculation of these guaranteed revenue levels will take into account all of the BEA Products (as defined in Exhibit A) sold on computer platforms (other than sale of TUXEDO on non-Distributor platforms) as well as all sales of Former Digital Products, in each case whether sold by Distributor or sold by BEA as well as all BEA Products sold to third parties referred or introduced to BEA by Distributor and all service and support revenues relating to BEA Products sold hereunder or to such third parties. If BEA subsumes Former Digital Products or any of their functionality into other BEA offerings, BEA will either credit Distributor with a mutually agreed upon percentage of revenue from sales of such other BEA offerings, or renegotiate the level of the revenue guarantee for the affected period.

    e. TAXES. Prices are exclusive of all applicable taxes. Distributor agrees to pay all taxes associated with Distributor's purchase, marketing, sublicensing and distribution of the BEA Products ordered under the Agreement, including but not limited to sales, use, excise, added value and similar taxes and all customs, duties or governmental impositions, but excluding taxes on BEA's net income. Any tax or duty BEA may be required to collect or pay upon the sale or delivery of the BEA Products to Distributor will be paid by Distributor, and such sums shall be due and payable to BEA upon delivery to Distributor. If Distributor claims a tax exemption, Distributor must provide BEA with valid tax exemption certificates.

    f. PRODUCT UPGRADES. Except as otherwise provided in Section 3d above, Distributor may upgrade any BEA Products acquired by Distributor under this Agreement in accordance with BEA's general product upgrade policies. This upgrade right will expire on Expiration Date or on the date this Agreement is otherwise terminated as provided in Section 12.

    g. PROTECTION. BEA will establish and provide protection for supply and price for an identified list supplied by Digital within 90 days of the Effective Date of non-cancelable quotes, proposals, and other contracts.

4.  MARKETING, END USER SATISFACTION AND SUPPORT

    a. USE OF AUTHORIZED DISTRIBUTOR TITLE. Distributor may refer to itself, in connection with exercising its rights under this Agreement, as a "BEA Authorized Distributor."

    b.   JOINT MARKETING.

         - Distributor and BEA will issue a joint press release within thirty (30) days after the Effective Date or as mutually agreed.

         - Upon BEA's request, Distributor will provide BEA with a list of Distributor customers (which will be Distributor's Confidential Information), which list may be used by BEA only to promote BEA Products, and for no other purpose. Distributor will also assist BEA in mailings, at BEA's expense, to the Distributor customer base to promote BEA TUXEDO.

         - Distributor will allow BEA to participate in Distributor's user group meetings as Distributor determines appropriate. BEA may advertise and promote the Distributor Product in BEA marketing and sales programs.

         - Distributor will, as Distributor deems appropriate, participate in BEA's business development and lead generation programs, logo and trademark usage branding campaign, and WEB marketing program, including hotlinks.

         - As appropriate and reasonable, Distributor may be invited to participate in seminar programs, trade shows, sales teaming, corporate visits, executive forums, event planning, developer camps, monthly program review meetings, an advisory council, partnership catalog, CD-ROM marketing, beta testing and demos. BEA will make available to Distributor a reasonable number of copies of demo software free of charge for such purpose.

         - TUXEDO Ambassadors Program; BEA and Distributor will establish a TUXEDO Ambassador's Program for select Distributor personnel, including no charge training at the BEA training facilities in the United States and direct access by Distributor consultants to key BEA support personnel. Distributor's TUXEDO Ambassadors will be responsible for providing support to other Distributor personnel in sales and sales support on a world-wide basis. Estimated that 20 slots per year in the BEA's training course will be required. Distributor will also make available to BEA personnel 20 slots per year in Digital training courses.

    c.   PREMIER MARKETING AGREEMENTS

         - BEA will ensure that the Distributor platforms (Digital, UNIX, OPEN VMS and WIN NT) are related in a way which is at least equal to any other platform. To this end, BEA commits that:

              - BEA will prominently display Distributor platforms in conjunction with BEA's porting center, trade shows and other events requiring the demonstration of software.

              - BEA will prominently have a dedicated team which will focus on Distributor for business, marketing and sales, and technical issues.

              - BEA will provide education for Distributor engineering, sales and marketing.

              - Distributor will provide BEA reasonable technical assistance in support of port, tuning and optimization of BEA Products on Open VMS platform.

         - Providing there are no Distributor technical limitations that inhibit BEA's efforts or ability to provide:

              - All Middleware features which are intended for general commercial availability will be available on the Distributor platform at the same time as (or before) these features are available on any other platform;

              - No new feature intended for general commercial availability will be available to any other platform before availability on the Distributor platform; and

              - No differential performance advantage for the Former Digital Products will be available to any other platform (middleware will perform on Digital UNIX at a level vs. other platforms consistent with the relative performance of Distributor hardware).

         - It is understood by both parties that in order to maintain such tier one status Distributor will provide:

              -    Timely access to new hardware and operating systems releases

              - Continuing education for BEA engineering, support, sales and marketing as deemed appropriate by Distributor to help differentiate the Distributor offering

              - Distributor will make engineering and field level resources available to support the products

         - By mutual agreement, Distributor and BEA will engage in joint projects to differentiate the products on the Distributor platform (e.g., 64-BIT Computing Clustering). Projects to differentiate the Distributor Platform where billable consultation from BEA is required will be supported by BEA at preferred partner discounted consulting rates.

         - By mutual consent, Distributor and BEA may bundle BEA products either software of hardware. In these cases, Distributor will ship BEA product under the Distributor logo, BEA logo or combination of both logos, and additional discounts may apply.

    d.   USE OF BEA MARKS.

         (i) During the term of this Agreement, Distributor shall use, and is hereby granted a non-transferable, non-exclusive and restricted license (with no right to sublicense, except as expressly provided herein) to use, the marks applicable to BEA Products acquired under this Agreement in connection with any advertising, packaging, marketing, technical or other materials related to Distributor's marketing and distribution of the Bundled Products and the Distributor Products. Such use by Distributor shall be in accordance with BEA's then current trademark usage policies as provided, and updated from time to time, by BEA. All such usage shall inure to BEA's benefit. Upon Expiration Date or termination of the Agreement, Distributor agrees to cease all display, advertising and use of any and all Marks.

    (ii) Distributor acknowledges BEA's ownership of and title to all rights in the Marks and the goodwill attaching to the Marks. Distributor agrees not to contest the Marks, or make application for registration of any Marks without BEA's express prior written consent. Distributor agrees not to alter, remove or obscure any proprietary notice provided by BEA, and Distributor agrees not to attach any additional Marks without the prior written consent of BEA or affix any Marks to any non-BEA product. Distributor agrees not to use, employ or attempt to register any trademarks or trade names which are confusingly similar to Marks.

  e. DIGITAL CUSTOMER SATISFACTION. The BEA Products marketed and distributed by Distributor under this Agreement are technically complex and require high-quality, individualized pre-sale and post-sale support. This support is necessary to achieve and maintain high Digital Customer satisfaction. Although BEA has granted Distributor a license to market and sell BEA Products in the Territory under the terms of this Agreement, Distributor agrees that it will not market and sell BEA Products in areas where it does not have the ability to support adequately the BEA Products. In addition, in order to help ensure high Digital Customer satisfaction, Distributor agrees to:

    - Use commercially reasonable efforts to report to BEA promptly and in writing all suspected and actual problems with any BEA Product;

    - Maintain a shipment report identifying the Digital Customer, the BEA Product sold, the date of sale, and each BEA Product's serial number;

    - Retain all shipment reports for three (3) years after the date of sale, and assist BEA, upon request, in tracing a product to a Digital Customer, in order to distribute critical product information, locate a BEA Product for safety reasons, or discover unauthorized marketing or infringing acts;

    - Refrain from making any representations, warranties or guarantees to customers with respect to the specifications, features or capabilities of the BEA Products that are inconsistent with the literature distributed by BEA; and

    - Distribute by Digital's standard distribution methods.

  f. COMPLIANCE BY DIGITAL CUSTOMERS. Software acquired under this Agreement is made available to Distributor to market only under the provisions of this Agreement. When marketing, Distributor agrees to exercise commercially reasonable efforts to ensure that each Digital Customer receiving the software through Distributor understands, and agrees to be bound by, the applicable Digital software license agreement ("Software License Agreement"). For purposes of the Agreement, "software" includes firmware and software stored in ROMs. In addition, Distributor agrees to be bound by the applicable BEA

     Software License Agreement with respect to all software put to Internet Use by Distributor, except for Former Digital Products currently in use.

  g. CONFLICT OF INTEREST. Consistent with promoting BEA Products as the premier middleware solution for open systems, Distributor shall be free to promote the products of other companies unless it has received documentation which in Distributor's sole determination establishes that such promotion would unreasonably prejudice BEA's business interests.

  h. INDEMNIFICATION. Distributor agrees to indemnify, hold harmless and, at BEA's request, defend BEA and its suppliers from and against any and all claims, liabilities, losses, damages, expenses and costs (including attorney's fees and costs) resulting from any claim made against BEA by a Digital Customer relating to BEA Products or Distributor Products acquired from Distributor unless such claim results from BEA's own negligence.

5. PLACING ORDERS AND TERMS OF PAYMENT

 5.1 With respect to non-Former Digital Products only or Former Digital Products designated by Distributor:

  a. CREDIT AND PAYMENT TERMS. Distributor agrees to pay all invoices promptly within thirty (30) days after receipt of BEA's invoice. Invoices not paid when due will accrue interest on an annual/a monthly basis from the date due until paid in full at a rate of one percent (1%) per month on any outstanding balance or the maximum legal rate allowed by law, whichever is less.

  b. ACCEPTANCE OF ORDERS. All orders will be subject to acceptance in writing by BEA at its principal place(s) of business and will not be binding until the earlier of acceptance or shipment. Orders requesting shipment more than ninety (90) days from the date of the order will not be subject to acceptance by BEA and will be null and void. Should orders for BEA Products exceed BEA's available inventory, BEA may, unless Distributor has specifically indicated otherwise in its purchase order, accommodate Distributor's offer by allocating available inventory and making shipments on a basis BEA deems equitable, without liability to BEA on account of the method of allocation chosen or its implementation. Orders not filled or completely filled by BEA within ninety (90) days of the date of the orders will be deemed to have lapsed and will be removed from BEA's order entry system to the extent not filled, but revenues which such orders would have generated to BEA shall be credited in full against the revenue guarantee in Section 3.d. above.

  c. CANCELLATION OF ORDERS. Orders accepted by BEA may be canceled without penalty by giving written notice of cancellation to BEA at least fifteen
     (15) days prior to the scheduled shipment date. Orders canceled less than fifteen (15) days prior to the scheduled shipment dated may be subject to a cancellation payment of fifteen percent (15%) of the invoice value of the canceled order. In no event may Distributor cancel any order or any portion of an order after shipment.

  d. PRODUCT AVAILABILITY AND SHIPPING DESIGNATIONS. BEA will use commercially reasonable efforts to fill Distributor's orders for BEA Products and meet Distributor's request for shipment dates subject to product availability and consistent with BEA production and supply schedules, but BEA will not be liable for any damages to Distributor or to any third party for BEA's failure to fill any orders for any delay in delivery or error in filling any orders for any reason whatsoever, provided that the revenue which would have been generated from any products which are ordered and not shipped shall be credited in full against the revenue guarantee in Section 3.d above. Distributor may designate up to three (3) "bill to" addresses and up to five (5) ship to" addresses for shipments under the Agreement. BEA will ship BEA Products and bill Distributor to Distributor's designated "ship to" and "bill to" locations. Distributor may change the "ship to" location at any time prior to the estimated shipment date; however, BEA may not be able to honor a notice, unless it is in writing and received at least fifteen (15) days prior to the estimated shipment date.

  e. NO OBLIGATION TO SHIP IN EVENT OF BREACH. Even in case where BEA accepts a purchase order, BEA will not be obligated to ship BEA Products if Distributor is more than sixty (60) days in arrears on payments owing to BEA Products or if Distributor is otherwise in material breach of this Agreement at the time of the scheduled shipment, provided that the revenue which would have been generated from any products which are ordered and not shipped shall be credited in full against the revenue guarantee in Section 3.d. above.

  f. DELIVERY. Delivery in the United States and Canada will be made F.O.B. BEA's facility, BEA's carrier, ground only. All other freight arrangements will be prepaid and billed to Distributor. For delivery outside the United States and Canada, BEA will select a carrier to transport BEA Products to the "ship to" point(s) designated by Distributor pursuant to Section 5(b), will prepay insurance and freight, and will add the cost of insurance and freight, and will add the cost of insurance and freight to Distributor's invoice.

  g. TITLE AND RISK OF LOSS. Title to the tangible media of the BEA Products (exclusive of the right retained by BEA in any Marks, patents, copyrights, trade secrets and any other intellectual property) and all risk of loss will pass to Distributor upon delivery at BEA's designated shipping facility or the common carrier selected by BEA.

 5.2 With respect to the Former Digital Products the following will apply unless otherwise designated by Distributor:

  a. BEA will supply to Distributor a reasonable number of copies of the software masters free of charge. The masters will be delivered 14 days in advance of BEA's FCS date or as soon as available with the goal of BEA and Distributor achieving a simultaneous first customer ship. The software masters will be sent automatically to Distributor, not requiring a purchase order.

  b. BEA will supply software binaries to Distributor via a gold master on industry standard media types. BEA will also provide the appropriate software tools/documentation (if owned by BEA) required to replicate such Former Digital Products either physically or on-line.

  c. BEA will supply software documentation masters to Distributor either electronically or on physical industry standard media. BEA will use commercially reasonable efforts to provide masters which conform to the industry standard.

  d. Distributor will use materials of its choice when replicating documentation provided such materials meet industry standards. Distributor will not alter any trademarks, copyright notices or the content of the kits and will utilize security standards to safeguard the distribution of the Former Digital products comparable to those employed for its own software products.


6. PROPRIETARY RIGHTS

  a. PROPRIETARY RIGHTS. Notwithstanding any provision of this Agreement to the contrary, BEA (or the licensor through which BEA obtained the rights to distribute the BEA Products) exclusively owns and retains all right, title, interest in and to, and ownership of, all intellectual property rights in the BEA Products (any copies and portions thereof), whether in machine readable or printed form, including, without limitation,
     (i) all software, firmware, documentation and related materials which are acquired from, produced by or shipped by BEA under this Agreement,
     (ii) all modifications to, and derivative works, compilations or collective works of, the BEA Products made by Distributor, BEA or any third party, and (iii) all related technical know-how and all rights therein (including without limitation, rights in patents, copyrights, and trade secrets applicable thereto). BEA does not transfer any portion of such title and ownership, or any of the associated goodwill, to Distributor, and this Agreement should not be construed to grant Distributor any right or license, whether by implication, estoppel or otherwise, except as expressly provided herein. Distributor agrees to be bound by and observe the proprietary nature of the BEA Products acquired this Agreement. Distributor agrees to take reasonable measures to avoid action which would jeopardize, limit or interfere in any manner with BEA's (or its licensors") ownership of and rights with respect to the BEA Products and Documentation. Except as set forth in this Agreement, or as may be permitted in writing by BEA,, Distributor agrees not to provide BEA Products or any part or copies there to any third party without the prior written consent of BEA. The provisions of the paragraph shall not apply to the Former Distributor Products or any Derivative Product thereof until BEA has discharged in full all of its obligations under the Promissory Note (the "Note") of even date in the principal amount of $20 million payable to Distributor.

  b. PROPRIETARY NOTICES. Neither Distributor nor any of its employees or agents shall remove or alter any trademark, trade name, copyright, or other proprietary notices, legends, symbols, or labels appearing on or in copies of the BEA Products and Documentation delivered to Distributor by BEA.

  c. PRODUCT RESTRICTION TAMPERING. Except to the extent permitted by applicable law despite this restriction, Distributor agrees not to copy, modify, translate, decompile, disassemble, or otherwise reverse engineer, or otherwise determine or attempt to determine source code or protocols from, the executable coded of the BEA Products and Documentation, and agrees not to permit or authorize anyone else to do so. Distributor also agrees that any such works are derivative works and as such are the sole and exclusive property of BEA or its licensor.

7. CONFIDENTIAL INFORMATION

  a. CONFIDENTIAL INFORMATION. For purposes of this Agreement "Confidential Information" shall mean information including, without limitation, computer programs, code, algorithms, names and expertise of employees and consultants, know-how, formulas, processes, ideas, inventions, (whether patentable or not), schematics and other technical, business, financial and product development plans, customer lists, information regarding distribution channels, forecasts, and strategies, whether or not such times are marked "Confidential", but if disclosed orally, identified as confidential and reduced to writing within thirty (30) days after such oral disclosure.

  b. RESTRICTIONS ON DISCLOSURE AND USE. Each party agrees to maintain all Confidential Information in confidence to the same extent that it protects its own similar confidential and to use such Confidential Information only as permitted under this Agreement. Each party agrees to take all reasonable precautions to prevent any unauthorized disclosure or use of Confidential Information including, without limitation, disclosing Confidential Information only to its employees, independent contractors, consultants, and legal and financial advisors (i) with a need to know further permitted uses of such information, (ii) who are parties to appropriate agreements sufficient to comply with this Section 7, and
     (iii) who are informed to the nondisclosure/non-use obligations imposed by this Section 7 and both parties shall take appropriate steps to implement and enforce such non-disclosure/non-use obligations.

  c. EXCLUSIONS. The foregoing restrictions on disclosure and use shall survive for five (5) years following termination of this Agreement but shall not apply with respect to any Confidential Information which:
     (i) was or becomes publicly known through no fault of the receiving party; (ii) was rightfully known or becomes rightfully known to the receiving party without confidential or proprietary restriction from a source other than the disclosing party, (iii) is independently developed by the receiving party without the participation of individuals who have had access to the Confidential Information; (iv) is approved by the disclosing party for disclosure without restriction in a written document which is signed by a duly authorized officer of such disclosing party; or
     (v) the receiving party is legally compelled to disclose; provided, however, that prior to any such compelled disclosure, the receiving party will (A) assert the privileged and confidential nature of the Confidential Information against the third party seeking disclosure and
     (B) cooperate fully with the disclosing party in protecting against any such disclosure and/or obtaining a protective order narrowing the scope of such disclosure and/or use of the Confidential Information, but only as and to the extent necessary to legally comply with such compelled disclosure.

8. WARRANTIES

  a. LIMITED WARRANTY. Subject to the limitations set forth in this Agreement, BEA warrants only to Distributor that the BEA Products when properly adapted, installed, and used will conform to the functional specifications set forth in the Documentation in effect when the BEA Products are shipped by BEA to Distributor. All warranty claims will be made with the time period of ninety (90) days ("Warranty Period") from the date Distributor first ships each version of a BEA Product to Digital Customers. All warranty claims not made within the time period specified above shall deemed waived. BEA's warranty and obligation is solely for the benefit of Distributor who has no authority to extend this warranty to any other person or entity. BEA MAKES NO WARRANTY THAT ALL ERRORS OR FAILURES WILL BE CORRECTED.

  b. EXCLUSIVE WARRANTY. THE EXPRESS WARRANTY SET FORTH IN SECTION 8(a) CONSTITUTES THE ONLY WARRANTY WITH RESPECT TO THE BEA PRODUCTS AND DOCUMENTATION. BEA MAKES NO OTHER REPRESENTATION OR WARRANTY OR
     CONDITION OF ANY KIND WHETHER EXPRESS OR IMPLIED (EITHER IN FACT OR BY OPERATION OF LAW) WITH RESPECT TO THE BEA PRODUCTS OR DOCUMENTATION.
     BEA EXPRESSLY DISCLAIMS ALL WARRANTIES OR CONDITIONS OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. BEA DOES NOT WARRANT THAT THE BEA PRODUCTS OR DOCUMENTATION ARE ERROR-FREE OR THAT OPERATION OF THE BEA PRODUCTS WILL BE SECURE OR UNINTERRUPTED AND HEREBY DISCLAIMS ANY AND ALL LIABILITY ON ACCOUNT THEREOF. THERE IS ALSO NO IMPLIED WARRANTY OF NON-INFRINGEMENT. THE SOLE REMEDY FOR INFRINGEMENT IS PROVIDED IN
     SECTION 9. This subsection shall be enforceable to the extent allowed by applicable law.

  c. EXCLUSIONS FROM WARRANTIES. BEA does not warrant BEA products which are not manufactured by BEA. Such products are provided by BEA on an "as is" basis. Any warranty service for such non-BEA products will be provided by the manufacturer of such non-BEA products in accordance with the applicable manufacturer's warranty. In addition, BEA shall have no obligations under the warranty provisions set forth in Section 8(a) if any nonconformance is caused by: (a) the incorporation, attachment or other engagement of any attachment, feature, program, or device, other than by BEA, to the BEA Products, or any part thereof; or (b) accident, transportation, neglect or misuse, alteration, modification or enhancement of the BEA Products other than by BEA; use of supplies or materials not meeting specifications; use of the BEA Products for other than the specific purpose of which the BEA Products are designed; use of the BEA Products on any systems other than the specified hardware platform for such BEA Products; Distributor's use of defective media (other than defective media provided by BEA to Distributor) or Distributor's failure to incorporate any update previously released by BEA which corrects such nonconformance.

  d. REMEDY. In the event that Distributor finds errors in or a failure of the BEA Products that prevents the BEA Products from substantially conforming to the functional specifications set forth in the Documentation in effect when the BEA Products are shipped by BEA to

     Distributor, and notifies BEA during the Warranty Period, BEA will correct promptly, at no charge to Distributor, any such errors or failures or will replace such defective BEA Products with comparable BEA Products.

9. INDEMNIFICATION

  a. INDEMNIFICATION. BEA shall defend any action, claim or demand brought against Distributor to the extent it is based on a claim that distribution by Distributor of the BEA Products furnished hereunder infringes any valid United States patent as of the Effective Date, United States copyright, United States trademark, or trade secret in the United States (collectively, "Claims"). BEA will pay resulting costs, damages and legal fees finally awarded against Distributor in such action which are attributable to such Claims provided that Distributor (a) promptly (within (20) days) notifies BEA in writing of any such Claim and BEA has sole control of the defense and all related settlement negotiations, and (b) reasonably cooperates with BEA in defending or settling such claim.

  b. ACTUAL OR POTENTIAL PRODUCT INFRINGEMENT. Should a BEA Product (or the operation of the BEA Product) become, or in BEA's opinion be likely to become, the subject of infringement of any patent, copyright, trademark, trade secret or any other third-party right, Distributor agrees to permit BEA, at its option and expense, to procure for Distributor the right to continue using the BEA Products, to replace or modify them so that they become non-infringing, or if neither of the above commercially reasonable, to remove the BEA Product from the list of BEA Products which Distributor is authorized to distribute under this Agreement provided, however, that in such event an appropriate adjustment will be made to the revenue guarantee set forth in Section 3d. above.

  c. DISCLAIMER. THIS SECTION 9 STATES THE ENTIRE LIABILITY OF BEA, AND TOGETHER WITH DISTRIBUTOR'S TERMINATION RIGHTS ARISING UNDER THIS AGREEMENT, THE EXCLUSIVE REMEDY WITH RESPECT TO INFRINGEMENT OF PATENTS, COPYRIGHTS, TRADEMARKS OR ANY OTHER INTELLECTUAL PROPERTY RIGHTS, WHETHER UNDER THEORY OR WARRANTY, INDEMNITY OR OTHERWISE.

10. LIMITATION OF LIABILITY

  a. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT (UNLESS OTHERWISE REQUIRED BY APPLICABLE LAW), NEITHER DISTRIBUTOR OR BEA
     WILL BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS) SUSTAINED OR INCURRED IN CONNECTION WITH THIS AGREEMENT AND THE BEA PRODUCTS THAT ARE SUBJECT TO THIS AGREEMENT REGARDLESS OF THE FORM OF ACTION OR LEGAL OR EQUITABLE THEORY AND WHETHER OR NOT SUCH DAMAGES ARE FORESEEABLE.

  b. NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY OR INVALIDITY OF THIS SECTION 10, THE TOTAL

     LIABILITY OF BEA OR ITS SUPPLIERS, REGARDLESS OF THE FORM OF ACTION, SHALL NOT EXCEED THE GREATER OF (1) $100,000 OR (2) THE PRICE, LESS ANY APPLICABLE DISCOUNT, OF THE BEA PRODUCT THAT CAUSED THE DAMAGES OR GAVE RISE TO THE CAUSE OF ACTION. THIS LIMITATION SHALL NOT APPLY TO BEA'S LIABILITY UNDER SECTION 9.


11. TERM

     The term of this Agreement, unless terminated earlier as provided in the Agreement, will commence on the Effective Date and will automatically expire on the Expiration Date. The acceptance of any purchase order by BEA after the Expiration Date will be construed as extending this Agreement on a month-to-month basis, with the month-to-month Agreement subject to termination at any time by either party upon thirty (30) days' prior written notice. Nothing contained in this Agreement should be interpreted as requiring either BEA or Distributor or Distributor to renew or extend this Agreement.

12. TERMINATION

  a. TERMINATION FOR CAUSE. Either party may terminate this Agreement for the breach by other party of a material term of this Agreement, provided that then non-breaching party will first give the other party written notice of the breach and a reasonable period of a least thirty (30) days in which to cure the alleged breach. If a cure is not achieved during the cure period, then the non-breaching party may terminate this Agreement upon written notice. Notwithstanding the foregoing, BEA shall have the right to terminate this Agreement immediately if Distributor materially breaches Sections 2(a), 4(d), 6(c) or 7. Distributor may terminate this Agreement immediately upon an Event of Default under the Note.

  b. BANKRUPTCY. Either party may terminate this Agreement upon written notice to the other party if the other party (i) is not paying its debts as such debts generally become due, (ii) becomes insolvent, (iii) files or has filed against it a petition (or other document), under any Bankruptcy Law or similar law, which is unresolved within dissolution, liquidate, composition, financial reorganization or recapitalization with creditors,
     (v) makes a general assignment or trust mortgage for the benefit of creditors, or (vi) if a receiver, trustee, custodian or similar agent is appointed or takes possession of any of its property or business.

  c. EFFECT ON RIGHTS.

     (i) Termination of this Agreement by either party shall not act as a waiver of any breach of this Agreement and shall not act as a release of either party from any liability for breach of such party's obligations under this Agreement.

     (ii) Except as specified in Section 12(e)(ii), upon termination or expiration of this Agreement, all licenses for BEA Products and Documentation granted under this Agreement shall terminate and the revenue guarantee in
           Section 3.c. above shall terminate.

     (iii) Except where otherwise specified, the rights and remedies granted to a party under this Agreement are cumulative and in addition to, and not in lieu of, any other rights or remedies which the party may possess at law or in equity including without limitation rights or remedies under applicable patent, copyright, trade secrets, or proprietary rights laws, rules or regulations.

  d. EFFECTS OF TERMINATION.

     (i) Within thirty (30) calendar days after termination of this Agreement, Distributor shall either deliver to BEA or destroy all copies of the BEA Products and Documentation (except as provided in Section 12(e)(ii) and any other materials provided by BEA to Distributor hereunder in its possession or under its control, and shall furnish to BEA an affidavit signed by an officer of Distributor certifying that, to the best of its knowledge, such delivery or destruction has been fully effected.

     (ii) Notwithstanding Section 12(e)(i) and provided that this Agreement is not terminated by BEA pursuant to Section 12(a) or 12(b) and that Distributor fulfills its obligations specified in this Agreement with respect to such items, Distributor may continue to use and retain a limited number of copies of the BEA Products and Documentation to the extent, but only to the extent, necessary to support BEA Products rightfully distributed to Digital Customers by Distributor prior to termination of this Agreements.

  e. CONTINUING OBLIGATIONS.

     (i) PAYMENT OF ACCRUED FEES. Within thirty (30) calendar days of termination of this Agreement, Distributor shall pay to BEA all sums then due and owing.

     (ii) CONTINUANCE OF SUBLICENSES. Notwithstanding the termination of this Agreement, all, all End User sublicenses which have been properly granted by Distributor pursuant to this Agreement prior to its termination shall survive. Distributor shall cooperate with BEA to allow BEA to take over all Distributor accounts that may wish to continue to obtain BEA Products.

     (iii) OTHER CONTINUING OBLIGATIONS. The respective rights and obligations of BEA and Distributor under the provisions of Sections 4(d)(ii), 4(h), 5.1(a), 5.1(d), 6, 7, 8, 9, 10, 12(c),
           12(d), 12(e)(iii) and 13 shall survive any termination of this Agreement.

13. GENERAL PROVISIONS

    a. FORCE MAJEURE. If either party is prevented from performing any portion of the Agreement (except the payment of money) by caused beyond its control, including, without limitation, labor disputes, civil commotion, war, governmental regulations or controls, casualty, inability to obtain materials or services or acts of God, such defaulting party will be excused from performance for the period of the delay and for a reasonable time thereafter.

    b. GOVERNING LAW. This Agreement is entered into in the U.S.A., and this Agreement shall be governed by and construed in accordance with the laws of the State of California, U.S.A., without reference to its conflicts of law provisions.

    c. WAIVER AND AMENDMENT. The waiver by either party of a breach of or a default under any provision of this Agreement, shall not be construed as a waiver of any subsequent breach of the same or any other provision of the Agreement, nor shall any delay or omission on the part of either party to exercise or avail itself of any right or remedy that it has or may have hereunder operate as a waiver of any right or remedy. No amendment or modification of any provision of this Agreement shall be effective unless in writing and signed by a duly authorized signatory of BEA and Distributor.

    d. ASSIGNMENT. The Agreement is not assignable by either party nor are the obligations imposed on either delegable, in whole or in part, without the other party's prior written consent other than to a parent, subsidiary or affiliate. Any attempt to assign, sublicense (except as expressly permitted herein) or transfer any of the rights, duties or obligations under this Agreement in derogation hereof without the other party's written consent will be null and void.

    e. ATTORNEY'S FEES. Each party agrees to pay the other's reasonable attorneys' fees and costs of litigation if the original party, for any cause whatsoever, brings suit against the other party and the other party is finally adjudicated not to have liability.

    f. NOTICE. Unless otherwise agreed to by the parties, all notices required under this Agreement will be deemed effective when received and made in writing by either (i) registered mail or certified mail, return receipt (ii) overnight mail or express courier, in each case addressed and set to the address indicated on the Cover Sheet and to the attention of the party executing the Agreement or that person's successor, or (iii) by telephone facsimile transfer appropriately directed to the attention of the party executing the Agreement or the person's successor. Quarterly reports and payments under
         Section 3d. shall be sent to BEA Attn: Chief Financial Officer. Copies of notices to Distributor shall also be sent to the attention of Eric Thorp, Esq., 111 Powdermill Road, Maynard, MA 01754.

    g. SEVERABILITY. If the application of any provision or provisions of this Agreement to any particular facts or circumstances shall be held to be invalid or unenforceable by any court of competent jurisdiction, then (a) the validity and enforceability of such provision or provisions as applied to any other particular facts or circumstances and the validity of other provisions of this Agreement shall not in any way be affected or impaired thereby and (b) such provision or provisions shall be reformed without further action by the parties hereto to and only to the extent necessary to make such provision or provisions valid and enforceable when applied to such particular facts and circumstance.

    h. RELATIONSHIP OF THE PARTIES. No agency, partnership, joint venture, or employment is created as a result of this Agreement, and neither Distributor nor its agents have any authority of any kind to bind BEA in any respect whatsoever. Each party acknowledges that the parties to this Agreement are independent contractors and that it will not, except in accordance with the Agreement, represent itself as an agent or legal representative of the other.

    i. COMPLIANCE WITH LAWS. Before Distributor places any orders under this Agreement, each party will comply, at its own expense, with all statutes, regulations, rules, ordinances, and orders of any governmental body, department or agency which apply to or result from such party's obligations under this Agreement. Distributor agrees to not export BEA Products, directly or indirectly or indirectly, separately or as part of system, without first obtaining proper authority to do so from the appropriate governmental agencies or entities, as may be required by law. In particular, Distributor assures BEA that, absent any required prior authorization from the Office of Export Licensing, U.S. Department of Commerce, Distributor will not export or re-export (as defined in Section 779 of the Export Administration Regulations, as amended ("Regulations")) the BEA Products, any technical data or other confidential information, or direct product of any of the foregoing, to any Group Q, S, W, Y or Z country specified in Supplement No. 1 to Section 770 of the Regulations or each other countries as come under restriction by action of the United States Government authorities. The countries subject to restriction by action of the United States government are subject to change, and it is Distributor's responsibility to comply with the United States Government requirements as they may be amended from time to time.

    j. GOVERNMENT RIGHTS. Distributor agrees to (I) identify the BEA Products in all proposals and agreement with the United States Government or any contractor for the United States Government, and
         (ii) identify or mark the software products provided pursuant to any agreement with the United States Government or any contractor for equivalent to that afforded commercial computer software and related documentation developed at private expense and provided with Restricted Rights as defined in DOD FAR Supplement 48 C.F.R. 252.227-7013(c)(1)(ii) in effect as of May 18, 1987 or any successor regulation.

    k. RECORDS EXAMINATIONS. Each party agrees to allow the other to examine its records to determine compliance or noncompliance with the Agreement. Any examination will be at the expense of the examining party and will be solely for the purpose of ensuring compliance with the Agreement. Any examination will be conducted only by an authorized representative of the examining party, and will occur during regular business hours at the other party's offices and will not interfere unreasonably with the other party's business activities. Examinations will be made no more frequently than quarterly, and the examining party will give the other party ten (10) days or more prior written notice of the date of the examination of the name of the authorized representative who will be conducting the examination. All information obtained by the authorized representative conducting the audit will be maintained confidential by the representative. The examiner will give Distributor and BEA an examination report containing only the information necessary to indicate compliance or non-compliance with the Agreement. If the examiner determines that a party is not in material compliance with this Agreement, such party shall promptly remedy any such non-compliance and will bear the expenses of the audit.

    l. EXHIBITS. The Exhibits to this Agreement are incorporated therein by this reference.

    m. ENTIRE AGREEMENT. This Agreement, including the Exhibits attached hereto, constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior or contemporaneous proposals or agreements whether oral or written, and all communications between the parties relating to the subject matter of this Agreement and all past course of dealing or industry custom. In particular, this Agreement supersedes and replaces any other TUXEDO distribution agreements that Distributor may have entered into with any party. Unless otherwise expressly agreed in writing by the parties, the terms and conditions of this Agreement shall prevail, notwithstanding any variance with any purchase order or other written instrument submitted by Distributor, whether or not formally rejected by BEA. This Agreement will not be supplemented or modified by any course of dealing in usage of trade.

                                       EXHIBIT A

                               BEA PRODUCTS AND DISCOUNTS


Expiration Date:   Three Years from the Effective Date

Territory:         Worldwide


Eligible BEA Products:

         1.    Former Digital Products

         2.    BEA TUXEDO

         3.    Successor Products

Discount:

         1.    [***]

         2.    [***]

         3. The above discounts will not apply in any case where government flowdowns are required. The discount in each such case will be negotiated with Distributor on a case-by-case basis.

         4. The prices in effect at the commencement of this Agreement for Former Digital Products are based upon Distributor's price list and for BEA TUXEDO upon BEA's price list.

                             EXHIBIT III

                             BILL OF SALE

     This Bill of Sale, dated as of the 31st day of January, 1997, is executed and delivered by Digital Equipment Corporation, a Massachusetts corporation ("Digital"), to BEA Systems, Inc., a Delaware corporation ("Purchaser"). All capitalized terms used herein and not defined herein shall have the respective meanings ascribed to them in the Middleware Acquisition and License Agreement, dated January 31, 1997 between Seller and Purchaser (the "Agreement").

     WHEREAS, pursuant to the Agreement, Seller has agreed to sell, transfer, convey, assign and deliver to Purchaser certain assets used in the Business, and Purchaser has agreed to assume certain of the liabilities of Seller.

     NOW, THEREFORE, in consideration of the execution and delivery of the Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller hereby agrees as follows:

     1. Seller hereby sells, transfers, conveys, assigns and delivers to Purchaser, its successors and assigns, to have and to hold forever, all of Seller's rights, title and interest in and to the Middleware Assets.

Notwithstanding the foregoing, the assets to be transferred to Purchaser under this Bill of Sale shall not include the Retained Assets.

     2. This sale, transfer, conveyance and assignment has been executed and delivered by Seller in accordance with the Agreement and is expressly made subject to the terms and conditions thereof.

     3. The terms and conditions of this Bill of Sale shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts.

     4. Seller, by its execution of this Bill of Sale, and Purchaser, by its acceptance of this Bill of Sale, each hereby acknowledges and agrees that neither the representations and warranties nor the rights and remedies of any party under the Agreement shall be deemed to be enlarged, modified or altered in any way by this Bill of Sale.

     IN WITNESS WHEREOF, Seller and Purchaser have caused this Bill of Sale to be executed under seal as of the date first above written.

                                        DIGITAL EQUIPMENT CORPORATION

                                        By: -------------------------
                                        Name: -----------------------
ACCEPTED:                               Title: ----------------------

BEA SYSTEMS, INC.

By: -------------------------
Name: -----------------------
Title: ----------------------

                                 EXHIBIT IV

                     ASSIGNMENT OF PATENTS AND TRADEMARKS

     WHEREAS, DIGITAL EQUIPMENT CORPORATION, a Massachusetts Corporation having its principal executive offices at 111 Powdermill Road, Maynard, Massachusetts 01754 ("Digital"), is the owner of the trademark
"OBJECTBROKER", listed on Attachment I, and is the owner of patents and patent applications which are listed on Attachment II; and

     WHEREAS, BEA Systems Inc., a Delaware corporation with a place of business at 385 Moffett Park Drive, Suite 105, Sunnyvale, CA 94089-1208 ("BEA") is desirous of acquiring all of Digital's right, title and interest in and to said trademark; and said patents and patent applications.

     NOW, THEREFORE, for good and valuable consideration, Digital hereby assigns to BEA, all of Digital's right, title and interest in and to said trademark and all good will associated therewith, and subject to any and all existing licenses, all of Digital's right, title, and interest in and to said patents and said patent applications.

     Nothing in this Assignment of Patents And Trademarks, expressed or implied, is intended or shall be construed to confer upon, or to give to, any person, firm, corporation, or other entity other than Digital, BEA and their respective successors and permitted assigns, any right or remedy under or by reason of this Assignment of Patents And Trademarks or any term, covenant, or condition hereof, and all the terms, covenants, conditions, promises, and agreements contained in this Assignment of Patents And Trademarks shall be for the sole and exclusive benefit of Digital, BEA and their respective successors and permitted assigns.

Signed at Maynard, Massachusetts, this ----- day of -----, 1997.

     DIGITAL EQUIPMENT CORPORATION
     By: -------------------------
     Name: -----------------------
     Title: ----------------------

Commonwealth of Massachusetts     )
                                  )     ss.
County of Middlesex               )

Subscribed and sworn to before me on this ----- day of -----, 1997.

--------------------
Notary Public
Commission Expires:

ATTACHMENT I

MARK          TERRITORY  APPLICATION DATE & NUMBER  REGISTRATION DATE & NUMBER
OBJECTBROKER  USA        9 SEP 1993, 74/434349      15 AUG 1995, 1912324

ATTACHMENT II                    APPLICATIONS/PATENTS


Matter No.:  Country Code:  Application No.:  Filed Date:  Patent No.:  Issue Date  Patent Status  Matter Title:
                                                                                                   METHODS AND APPARATUS FOR
                                                                                                   IMPLEMENTING DATA BASES TO
                                                                                                   PROVIDE OBJECT-ORIENTED
PD90-0327         US            07/567,298      14-Aug-90    5,280,610    19940118        I        INVOCATION OF APPLICATIONS
PD90-0327         AU              79309/91      26-Jun-91       638138    19931011        I
PD90-0327         CA             2,049,133      13-Aug-91                                 P
PD90-0327         JP             202703/91      13-Aug-91                                 P
PD90-0327         TW               8016381      13-Aug-91     NI-55644    19920722        I
PD90-0327         GB            91306172.7       8-Jul-91       472279    19950816        I
PD90-0327         FR            91306172.7       8-Jul-91       472279    19950816        I
PD90-0327         DE            91306172.7       8-Jul-91   69112156.7    19950816        I
PD90-0327         IT            91306172.7       8-Jul-91       472279    19950816        I
PD90-0327         NL            91306172.7       8-Jul-91       472279    19950816        I


                                                                                                   METHODS AND APPARATUS FOR
                                                                                                   PROVIDING DYNAMIC INVOCATION OF
                                                                                                   APPLICATIONS IN A DISTRIBUTED
PD90-0275         US            07/567,389      14-Aug-90                                  A       HETEROGENEOUS ENVIRONMENT
PD90-0275         AU              79454/91      26-Jun-91       639802    19931130         I
PD90-0275         CA             2,049,121      13-Aug-91    2,049,121    19960813         I
PD90-0275         JP             202700/91      13-Aug-91      2011115    19960202         I
PD90-0275         EPO           91306128.9       5-Jul-91                                  P
PD90-0275         TW              80106379      13-Aug-91     NI-68177    19950215         I
PD90-0275CON      US            08/148,607       3-Nov-93    5,341,478    19940823         I


                                                                                                   METHOD AND APPARATUS FOR
                                                                                                   PROVIDING A CLIENT INTERFACE
                                                                                                   TO AN OBJECT-ORIENTED INVOCATION
PD90-0326         US            07/567,303      14-Aug-90                                  A       OF AN APPLICATION
PD90-0326         TW              80106380      13-Aug-91     NI-56710    19920923         I
PD90-0326         AU              79310/91      26-Jun-91       628264    19930121         I
PD90-0326         CA             2,049,143      13-Aug-91                                  P
PD90-0326         JP             202702/91      13-Aug-91      1929856    19950512         I
PD90-0326         EPO           91306127.1       5-Jul-91                                  P
PD90-0326CON      US            08/263,901      22-Jun-94                                PNOA

TRADOC 100138.v1


                                   Exhibit V

                           CONVERTIBLE PROMISSORY NOTE

$17,000,000.00                                           Boston, Massachusetts
                                                              January 31, 1997

     BEA Systems, Inc., a Delaware corporation (the "Borrower"), for value received, hereby promises to pay to the order of Digital Equipment Corporation, a Massachusetts corporation (the "Payee"), the principal sum of Seventeen Million Dollars ($17,000,000.00) in lawful money of the United States of America in immediately available funds without interest except as provided herein. The principal amount of this Note shall be payable in the following installments:

     On or before February 1, 1998 -- $2,000,000.00 (the "First Installment")

     On or before February 1, 1999 -- $4,000,000.00 (the "Second Installment")

     On or before February 1, 2000 -- $11,000,000.00 (the "Third Installment")

1. PREPAYMENT

     The Borrower may prepay this Note in whole or in part without premium, penalty or fee at any time. If a voluntary or mandatory partial prepayment is made, it will not change the due date of any principal installment, but will first be applied to the payment of any fees, expenses or other costs the Borrower is obligated to pay hereunder; and then to reduce the amount of the latest principal installment payable hereunder.

2. PAYMENT OF COSTS AND EXPENSES

     The Borrower shall pay all costs and expenses, including, without limitation, reasonable attorneys' fees and all expenses and disbursements of counsel, in connection with the enforcement of any of the Payee's rights against the Borrower under this Note (whether or not suit is instituted by or against the Payee). If Borrower elects to prepay, Payee will quote to Borrower A present value discount of the amounts remaining to be paid under the Note based on Payee's standard practice.

3. AGREEMENT

     This Note is issued pursuant to a Middleware Acquisition and License Agreement by and between Borrower and Payee dated January 31, 1997 (the "Agreement"). The Agreement provides for restrictions on the transferability of this Note, which restrictions are incorporated by reference herein.

4. EVENTS OF DEFAULT.

     (a) The occurrence of any of the following events shall constitute an "Event of Default";

          (i) Failure of the Borrower to make any payments when due hereunder;

         (ii) Default in the performance of any liability, covenant, obligation or agreement of the Borrower contained herein;

        (iii) If a default shall occur, which is not cured within any applicable grace period or a waiver therefor is not expressly provided in writing, (x) in the payment of any principal, interest or premium with respect to any indebtedness for borrowed money of the Borrower or (y) under any agreement or instrument under or pursuant to which any such indebtedness may have been issued, created, assumed, guaranteed or secured by the Borrower, which shall permit (assuming the giving of appropriate notice if required) the acceleration of such indebtedness (without giving effect to any standstill or acceleration blockage period) or if any such indebtedness shall be declared due and payable prior to the stated maturity thereof or shall not be paid in full at the stated maturity thereof;

         (iv) If the Borrower shall make an assignment for the benefit of creditors or shall admit in writing its inability to pay its debts as they become due;

          (v) If the Borrower shall file a voluntary petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization arrangement, composition, readjustment, liquidation, dissolution, or similar relief under the United States bankruptcy code or other applicable federal, state or similar statute, law or regulation, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Borrower, as the case may be, or of all or any substantial part of its properties;

         (vi) If within sixty (60) days after the commencement of any proceedings against the Borrower seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the United States bankruptcy code or other applicable federal, state or similar statute, law or regulation, such proceeding shall not have been dismissed or if, within sixty (60) days after the appointment, without the consent or acquiescence of the Borrower, as the case may be, or of all or any substantial part of its properties, such appointment shall not have been vacated; or

        (vii) If the Borrower shall be dissolved or shall fail to maintain its existence in good standing, or if the usual business of the Borrower shall be suspended or terminated.

     The Borrower agrees that it shall give prompt written notice to the Payee upon the occurrence of an Event of Default. Upon the occurrence of an Event of Default, all rights and remedies of the Payee under this Note and under applicable law shall be cumulative, not exclusive.

     (b) Upon the occurrence at any time of an Event of Default, the aggregate amount outstanding hereunder shall, at the option of the Payee, become immediately due and payable in full upon notice or demand in writing to the Borrower, provided, however, that upon the occurrence of an event under Clauses (iv), (v) or (vi) above, the aggregate amount outstanding shall automatically become due and payable in full. Upon this Note becoming due and payable in full, whether automatically or at the Payee's election, the rights of the Borrower and the Payee arising prior to the effective date thereof shall not be affected and the provisions hereof shall continue to be fully operative until all transactions entered into, rights created or amounts outstanding prior to such date shall have been fully disposed of, concluded or liquidated. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof unless otherwise provided. Notwithstanding the foregoing, if after receipt of any payment of all or any part of the amounts owed hereunder, the Payee is for any reason compelled to surrender such payment to any person or entity because such payment is determined to be void or voidable as a preference, impermissible setoff, a diversion of trust funds or for any other reason, the Borrower shall be liable to, and shall indemnify and hold the Payee harmless for, the amount of such payment surrendered until the Payee shall have been finally and irrevocably paid in full. The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Payee in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Payee's rights under this Note and shall be deemed to have been conditioned upon such payment having become final and irrevocable. From and after maturity or acceleration of the Note, whichever shall first occur, interest shall be payable on the entire unpaid balance, until paid in full, at an annual rate equal to the prime rate as published in THE WALL STREET JOURNAL.

5. COVENANTS.

     (a) The Borrower shall provide to the Payee monthly financial statements of the Borrower as soon as such statements become available and in any event within thirty (30) days after the end of each calendar month.

     (b) Upon reasonable notice, the Borrower shall afford the Payee and its representatives access during normal business hours, to the offices, properties, books and records of the Borrower and furnish to the Borrower and its representatives such additional financial and other information regarding the Borrower and its business as the Payee may from time to time request.

6. CONVERSION

     (a) RIGHT TO CONVERT. The Payee shall have the right, at its option, on or before the Installment payments dates to convert, subject to the terms and provisions of this Section 6, the then amount of an Installment into such number of fully paid and non-assessable shares of Common Stock as is equal to the quotient of the principal of such installment being so converted divided by the Conversion Price (as defined below) then in effect. The Conversion Price shall be as set forth below, subject to adjustment as set forth in paragraphs (b) and (c) of this Section 6.

     The First Installment:    1.5 times the price per share at which such
                               Common Stock is offered to the public in the Borrower's initial public offering ("the IPO
                               Price")

     The Second Installment:   1.8 times the IPO Price

     The Third Installment:    2.5 times the IPO Price up to a total of
                               $5,000,000.00

     Such conversion right shall be exercised by written notice to Borrower given at least ten (10) business days prior to the date of the relevant installment. The shares of Common Stock delivered upon such conversion shall be delivered on the applicable Installment Date free of any restrictions on resale by Payee, including without limitation, any restrictions imposed by Federal or state securities laws as provided in Section 3.2.3 of the Agreement.

     (b) ADJUSTMENT OF CONVERSION PRICE. The Conversion Price with respect to all remaining Installments shall be subject to adjustment as follows: In case the Borrower shall at any time or from time to time (i) pay a dividend or make a distribution on the outstanding shares of Common Stock in shares of Common Stock of the Borrower, (ii) subdivide the outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue any equity interest in a reclassification of the Common Stock, then, and in each such case, the Conversion Price in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Borrower) so that the Payee shall be entitled to receive the number of shares of Common Stock or other securities of the Borrower that the Payee would have owned or would have been entitled to receive upon or by reason of any of the events described above, had this Note been converted immediately prior to the occurrence of such event with respect to each of the remaining Installments. An adjustment made pursuant to this Subsection (b) shall become effective retroactively (i) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution or (ii) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

     In case the Borrower at any time or from time to time shall take any action affecting the Common Stock or its other equity interests, if any, other than an action described above, then, an adjustment shall be made in the Conversion Price in such manner and at such time as the Board of Directors of the Borrower in good faith determines to be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the Payee).

     (c) SUBSEQUENT TRANSACTIONS. In the case of any capital reorganization or reclassification or other change of outstanding Common Stock or other equity interests, if any, or in case of any consolidation or merger of the Borrower with or into another person (other than a consolidation or merger in which the Borrower is the resulting or surviving person and which does not result in any reclassification or change of Common Stock or other outstanding equity interests, if any), or in case of any sale or other disposition to another person of all or substantially all of the assets of the Borrower (any of the foregoing, a "Transaction"), the Borrower, or such successor or purchasing person, as the case may be, shall execute and deliver to the Payee at least 10 Business Days prior to effecting any of the foregoing Transactions a certificate stating that the Payee shall have the right thereafter in connection with each remaining Installment to convert this Note into the kind and amount (estimating such amount to the extent necessary) of equity securities or other securities (of the Borrower or another issuer) or property or cash which would be receivable upon such Transaction by a holder of the number of shares of Common Stock into which such Installment would have been convertible immediately prior to such Transaction.

7. GENERAL.

     (a) The Borrower hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement hereof. No delay or omission on the part of the Payee in exercising or enforcing any of its right, powers, privileges or remedies hereunder (collectively, "Rights") shall operate as a waiver thereof, and a waiver of any Rights on any one occasion shall not be construed as a bar to or waiver of any Rights on any future occasion. No act, omission or delay by the Payee or course of dealing between the Payee and the Borrower shall constitute a waiver of Rights of the Payee hereunder.

     (b) In the event that any court having jurisdiction shall determine that any covenant or other provision contained in this Note shall be unreasonable or unenforceable in any respect, then such covenant or other provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such covenant or other provision wholly unenforceable, the remaining covenants and other provisions of this Note shall nevertheless remain in full force and effect.

     (c) This Note is given to evidence debt for business or commercial purposes and shall take effect as a sealed instrument and shall be governed by the law of The Commonwealth of Massachusetts (without giving effect to the conflict of law principles thereof). Any legal action or proceeding with respect to this Note shall be brought in the courts of The Commonwealth of Massachusetts or of the United States of America for the District of Massachusetts, and, by execution and delivery of this Note, the Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Borrower and each holder hereof hereby knowingly, voluntarily, intentionally and irrevocably waives, in connection with any such action or proceeding: (i) any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions, (ii) except as otherwise provided herein, the right to interpose any setoff, non-compulsory counterclaim or cross-claim and (iii) to the maximum extent not prohibited by law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Note. The Borrower irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof in the manner provided in paragraph (e) of this Section 7.

     (d) This Note shall be binding upon the Borrower and its successors and assigns and shall inure to the benefit of the Payee and its successors and assigns, provided, however, that Borrower shall not assign its obligations hereunder without the Payee's consent, which may be given or withheld in the Payee's sole discretion.

     (e) All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) sent by reputable overnight courier, or (iii) sent by registered or certified mail, return receipt requested, postage prepaid.

     If to the Payee:       Digital Equipment Corporation
                            111 Powdermill Road
                            Maynard, Massachusetts 01754
                            Attn: Paul Millbury, Treasurer
                            Telephone No.: (508) 461-6700

     with a copy to:        Digital Equipment Corporation
                            111 Powdermill Road
                            Maynard, Massachusetts 01754-1499
                            Attn: Eric Thorp, Esq.
                            Telephone No.: (508) 493-9249
                            Facsimile No.: (508) 493-5431

     with an additional copy to:

                             Mintz, Levin, Cohn, Ferris
                              Glovsky and Popeo, P.C.
                             One Financial Center
                             Boston, Massachusetts 02111
                             Attn: Thomas J. Kelly, Esq.
                             Telephone No.: (617) 542-6000
                             Facsimile No.: (617) 542-2241

     If to the Borrower:

                             BEA Systems, Inc.
                             385 Moffett Park Drive
                             Suite 105
                             Sunnyvale, California 94089-1208
                             Attn: Edward W. Scott, Jr.,
                                   Executive Vice President
                             Telephone No.: (408)
                             Facsimile No.: (408)

     with a copy to:         BEA Systems, Inc.
                             385 Moffett Park Drive
                             Suite 105
                             Sunnyvale, California 94089-1208
                             Attn: Edward Durney, Esq.
                                   General Counsel
                             Telephone No.: (408) 743-0049
                             Facsimile No.: (408) 743-9230

     with an additional copy to:

                             Morrison & Foerster
                             1290 Avenue of the Americas
                             New York, New York 10104
                             Attn: John Kennedy, Esq.
                             Telephone No.: (212) 468-8000
                             Facsimile No.: (212) 468-7900

     All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iii) if sent by registered or certified mail, on the 5th business day following the day such mailing is made.

     (f) No provision hereof shall be modified, altered or limited except by a written instrument expressly referring to this Note and to such provision, and executed by the parties hereto.

     (g) The obligations of the Borrower hereunder shall not be reduced to satisfy any other obligations between the Payee (including any of its affiliates) and the Borrower pursuant to any other agreement or arrangement between such parties or otherwise.

     (h) If any date that may at any time be specified in this Note as a date for the making of any payments under this Note shall fall on Saturday, Sunday or on a day which in

Massachusetts shall be a legal holiday, then the date for the making of that payment shall be the next subsequent day which is not a Saturday, Sunday or legal holiday.

     IN WITNESS WHEREOF, this Note has been executed and delivered as a sealed instrument on the date first above written by the duly authorized representative of the Borrower.

                                     BEA Systems, Inc.


----------------------------         By: ---------------------------------
Witness                                       Executive Vice President

                             FIRST AMENDMENT TO

             MIDDLEWARE ACQUISITION AND LICENSE AGREEMENT

                               BY AND BETWEEN

                      DIGITAL EQUIPMENT CORPORATION

                                    AND

                              BEA SYSTEMS, INC.

     This First Amendment to Middleware License and Acquisition Agreement (the "First Amendment") is entered into and effective as of this ____ day of March, 1997 (the "Execution Date"), by and between Digital Equipment Corporation, a Massachusetts corporation with a place of business at 129 Parker Street, Maynard, Massachusetts 01754 ("Digital"), and BEA Systems, Inc., a Delaware corporation with a place of business at 385 Moffett Park Drive, Suite 105, Sunnyvale, California 94089-1208 ("BEA").

1.   STATEMENT OF PURPOSE.

     1.1. Digital and BEA are parties to that certain Middleware Acquisition and License Agreement, dated as of January 31, 1997 (the "Agreement") pursuant to which Digital agreed to sell or license to BEA, and BEA agreed to purchase or license, the Middleware Assets (as defined in the Agreement) upon the terms therein provided.

     1.2. Digital and BEA wish to amend the Agreement to modify certain of the consideration to be paid or otherwise provided by BEA to Digital for the Middleware Assets upon the terms herein provided.

2.   SCOPE OF AMENDMENT, PRIOR DEFINITIONS.

          This First Amendment shall only serve to modify and amend those portions of the Agreement specifically modified and amended herein, and except as so modified and amended herein, the Agreement shall remain in full force and effect in accordance with its terms. Except as provided in Section 3 below, the definitions set forth in the Agreement, including without limitation, those definitions contained in Section 2 thereof, shall apply for purposes of this First Amendment.

3.   ADDITIONAL DEFINITIONS.

     3.1. "Closing Date" means, unless otherwise agreed by the parties, March 26, 1997, or, if the conditions to closing have not been met as of such date, then on the first Friday after they are met, but in any event no later than April 30, 1997.

     3.2. "Warrant" shall mean that certain Warrant to Purchase Common Stock attached hereto as Exhibit VI.

4.   OBLIGATIONS OF BEA PRIOR TO CLOSING.

     4.1. Section 3.4.2 of the Agreement shall be amended to add Subsection (f) thereto, which Subsection (f) shall read in its entirety as follows:

          "(f)  a duly executed Warrant in substantially the form of
          Exhibit VI attached hereto."

5.   CONSIDERATION.

     5.1. Section 9 of the Agreement shall be modified and amended to read in its entirety as follows:

          "9.  CONSIDERATION.

               9.1 Transfer of Middleware Assets. In consideration for the purchase by BEA of the Middleware Assets pursuant to
          Section 4 hereof, BEA shall make payments to Digital as follows:

                    9.1.1 At the Closing, BEA shall execute and deliver to Digital a promissory note in the original principal amount of $17 million in the form attached hereto as Exhibit V (the 'Note"). Digital agrees that (a) it will not assign the Note to any entity other than a bank or other financial institution without first obtaining BEA's consent to such assignment and (b) before it assigns the Note to any third party, it shall have given BEA thirty (30) days prior written notice of such intended assignment and the opportunity to purchase the Note from Digital on terms no less favorable to BEA than the terms offered to such third party.

                    9.1.2 At the Closing, BEA shall execute and deliver to Digital the Warrant in the form attached hereto as
          Exhibit VI. The Warrant shall be transferable by Digital in accordance with Section 12 thereof.

                    9.1.3 Subject to Section 9.3 below, BEA shall pay to Digital the sum of $2,000,000 on the earlier of June 20, 1997 or the date which is 30 days after the consummation of the initial sale by BEA pursuant to a firm commitment underwriting to the public of BEA Common Stock, $.001 par value per share ("Common Stock") as registered under the

          Securities Act of 1933, as amended (the "Act") (which sale is hereinafter referred to as the "Initial Public Offering").

                    9.1.4     BEA shall pay to Digital the sum of
          $3,000,000 on June 20, 1997.

                    9.1.5     BEA agrees that until it has fully
          satisfied its payment obligations to Digital under the Note referenced in Section 9.1.1 above or in its obligation to pay Digital $2 million in BEA stock or in cash pursuant to Sections 9.1.3 and $3 million in cash pursuant to Section
          9.1.4 hereof, it shall not sell or assign any of the Middleware Assets to any entity other than a Subsidiary of BEA or the purchaser of substantially all the assets of BEA. The sale of a fifty percent (50%) or greater interest in such a Subsidiary of BEA shall constitute a prohibited sale hereunder.

               9.2 DEFAULT. In the event that BEA defaults in its payment obligations under the Note referenced in Section 9.1.1 above or Section 9.3 below or in its obligation to pay Digital $2 million in BEA stock or in cash pursuant to Section 9.1.3 or $3 million in cash pursuant to Section 9.1.4 above, then the licenses granted by Digital to BEA pursuant to Sections 4.1 and 4.2 hereof shall terminate upon notice thereof by Digital to BEA. Following such termination, BEA shall promptly (i) cease all use of the Software and Documentation and the Proprietary Rights; (ii) convey back to Digital the Middleware Assets; (iii) transfer to Digital any Software and Documentation inventory in its possession or under its control; (iv) assign to Digital any modifications that BEA may have made to, or derivative works that BEA may have made of the Software and Documentation; (v) deliver to Digital any other physical embodiments of the Software and Documentation in its possession or under its control; and
          (vi) certify in writing to Digital its compliance with the foregoing. All of the foregoing shall be done at BEA's sole expense.

               9.3 In the event that BEA shall determine to proceed with an Initial Public Offering, BEA shall give notice to Digital of such determination not later than five (5) days following the initial filing by BEA of a registration statement under the Act (the "Registration Statement") with the Securities and Exchange Commission ("SEC") as to the Initial Public Offering. Digital shall thereafter have 28 days from the date of such notice to elect to purchase up to $2 million in shares of Common Stock in the Initial Public Offering at the same offering price per share as BEA shall be Offering its Common Stock to other investors in the Initial Public Offering. Digital's right to participate in the Initial Public Offering shall be subject to the offering and sale by underwriters of the shares of Common Stock to be issued to Digital pursuant to this Section 9.3, and any obligation of Digital pursuant to this
          Section 9.3 to purchase shares of Common Stock and of BEA to issue and sell such common stock shall be subject to the Registration Statement being declared effective and remaining effective at the time of such issue and sale. In the event the Registration Statement shall not be declared effective within 90 days of Digital's original election, Digital shall have the right to rescind such election by a second notice to BEA. To the extent that Digital shall purchase shares of Common Stock pursuant to Section 9.3 above, BEA agrees to prepay amounts owing pursuant to Section 9.1.3 hereof within ten (10) days of such purchase in an amount equal to the gross proceeds paid by Digital for Common Stock in the Initial Public Offering.
          Digital's rights under this Section 9.3 (other than its right to receive the payment provided for in the immediately preceding sentence) shall terminate immediately after the closing of the Initial Public Offering or the payment in full of those amounts owing to Digital pursuant to 9.1.3 above, whichever occurs first."

     5.2. The parties agree that the notices referred to in Section 9.3 as amended, have been given and reflect Digital's election to purchase $2 million in shares of Common Stock.

6.   COUNTERPARTS.

          This First Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this First Amendment to be executed by their duly authorized representatives; effective as of the date first above written.

DIGITAL EQUIPMENT CORPORATION      BEA SYSTEMS, INC.,


By: _________________________      By:  _________________________

Name: _______________________      Name: ________________________

Title: ______________________      Title: _______________________

Date: _______________________      Date: ________________________

                                   EXHIBIT VI

                                     WARRANT



$3,000,000                                      Sunnyvale, California
                                                       March __, 1997


                               BEA SYSTEMS, INC.
                      WARRANT TO PURCHASE COMMON STOCK

          This Warrant is issued to Digital Equipment Corporation, a Massachusetts corporation by BEA Systems, Inc., a Delaware corporation (the "Company"), pursuant to the terms of that certain Middleware Acquisition and License Agreement dated as of January 31, 1997, as amended (the "Agreement"). All provisions of the Agreement applicable hereto are incorporated herein by reference. Unless otherwise indicated herein, defined terms shall have the same meaning for the purpose of this Warrant as set forth in the Agreement.

     1. PURCHASE OF SHARES. Subject to the terms and conditions of the Agreement and as hereinafter set forth, the holder of this Warrant is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the holder hereof in writing), to purchase from the Company that number of fully paid and nonassessable shares (the "Shares") of Common Stock of the Company (the "Common Stock") as is determined by dividing $3,000,000 by the price per share at which the Common Stock is offered to the public in the Company's initial public offering (the "IPO").

     2. PURCHASE PRICE. The purchase price for the Shares shall be subject to adjustment pursuant to Section 7 hereof (such price, as adjusted from time to time, is herein referred to as the "Exercise Price").

     3. EXERCISE PERIOD. This Warrant shall be exercisable following one hundred eighty (180) days after the date of the final prospectus for the IPO (the "Public Offering Date") and shall remain exercisable for twelve (12) months thereafter, but in any event this Warrant shall terminate and not become exercisable if the Public Offering Date does not occur by March 31, 2002.

     4.   METHOD OF EXERCISE.

               (a) While this Warrant remains outstanding and exercisable in accordance with Section 3 above, the holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

                    (i) the surrender of the Warrant, together with a duly executed copy of the form of subscription attached hereto, to the Secretary of the Company at its principal offices; and

                    (ii) the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Shares being purchased.

               (b) RIGHT TO CONVERT WARRANT. The holder hereof shall have the right to convert this Warrant, by the surrender of this Warrant and the Notice of Conversion form annexed hereto duly executed at the office of the Company in Sunnyvale, California (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company), in whole but not in part, at any time before the close of business on the last day of the exercise period provided for in Section 3 hereof, into shares of Common Stock as provided for in this Section 4(b). Upon exercise of this conversion right, the holder hereof shall be entitled to receive that number of shares of Common Stock of the Company equal to the quotient obtained by dividing [(A - B)] by (A), where:

                    (A)  =    the Fair Market Value (as defined below) of one
                              share of Common Stock on the date of conversion of this Warrant.

                    (B)  =    the Exercise Price for one share of Common Stock
                              under this Warrant.

                    (X)  =    the number of shares of Common Stock issuable upon
                              exercise of this Warrant.

                    If the above calculation results in a negative number, then no shares of Common Stock shall be issued or issuable upon conversion of this Warrant.

                    "Fair Market Value" of a share of Common Stock shall mean the closing price of the Common Stock on the NASDAQ Stock Market on the trading day immediately proceeding on the date the Notice of Conversion is given.

                    Upon conversion of this Warrant, the holder hereof shall be entitled to receive a certificate for the number of shares of Common Stock determined as aforesaid.

     5. CERTIFICATES FOR SHARES. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter, and in any event within thirty (30) days of the delivery of the subscription notice.

     6. VALID ISSUANCE OF SHARES. The Company covenants that the Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

     7. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

               (a) ADJUSTMENT OF EXERCISE PRICE. The Exercise Price with respect to the Shares shall be subject to adjustment as follows: In case the Company shall at any time following the IPO but prior to the expiration of this Warrant, (i) pay a dividend or make a distribution on the outstanding shares of Common Stock in shares of Common Stock of the Company, (ii) subdivide the outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue any equity interest in a reclassification of the Common Stock, then, and in each such case, the Exercise Price in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Company) so that the holder of this Warrant shall be entitled to receive the number of shares of Common Stock or other securities of the Company that the holder would have owned or been entitled to receive upon or by reason of any of the events described above, had this Warrant been exercised immediately prior to the occurrence of such event with respect to any unexercised portion of the Warrant. An adjustment made pursuant to this Section 7 shall become effective retroactively (i) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution or (ii) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective. In case the Company at any time or from time to time shall take any action affecting the Common Stock or its other equity interests, if any, other than an action described above, then an adjustment shall be made in the Exercise Price in such manner and at such time as the Board of Directors of the Company in good faith determines to be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the holder of this Warrant).

               (b) SUBSEQUENT TRANSACTIONS. If at any time after the Public Offering Date and in case of any capital reorganization or reclassification, or other change of outstanding Common Stock or other equity interest, if any, or in the case of any consolidation or merger of the Company with or into another person (other than a consolidation or merger in which the Company is the resulting or surviving person and which does not result in any reclassification or change in the Common Stock or other outstanding equity interest, if any), or in case of any sale or other disposition to another person of all or substantially all of the assets of the borrower (any of the foregoing, a "transaction"), the Company, or such successor or purchasing person, as the case may be, shall execute and deliver to the holder of this Warrant at least ten business days prior to effecting any of the foregoing Transactions a certificate stating that the holder shall have the right thereafter in connection with any remaining portion of this Warrant to exercise this Warrant into the kind and amount (estimating such amount to the extent necessary) of equity securities or other securities (of the Company or another issuer) or property or cash which would be receivable upon such Transaction by a holder of the number of shares of Common Stock into which such unexercised portion of the Warrant would have been exercisable for immediately prior to such Transaction.

     8. NO FRACTIONAL SHARES OR SCRIP. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

     9. NO STOCKHOLDER RIGHTS. Prior to exercise of this Warrant, the holder shall not be entitled to any rights of a stockholder with respect to the Shares, including (without limitation) the right to vote such Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings. Holder shall be entitled to notices and other communications concerning the business or affairs of the Company, as provided in the Agreement.

     10. SUCCESSORS AND ASSIGNS. The terms and provisions of this Warrant and the Agreement shall inure to the benefit of, and be binding upon, the Company and the holders hereof and their respective successors and assigns. The Warrant is not transferable other than by operation of law.

     11. AMENDMENTS AND WAIVERS. Any waiver or amendment of any term of this Warrant shall be binding upon any subsequent holder of this Warrant.

     12. RESALE OF SHARES. The Company has undertaken a fairness hearing under California Corporations Code Section 25531 which has caused: (i) the Warrant to be issued in compliance with the exemption from registration under
Section 5 of the Securities Act of 1933, as amended (the "Act") afforded by
Section 3(a)(10) thereof and (ii) any shares of Common Stock to be issued on conversion thereof to be free of any restrictions on resale by the holder hereof, including, without limitation, any restrictions imposed by the Act or state securities law. In the event that due to changed circumstances after the date of the issue hereof, the Company and/or the holder hereof shall reasonably determine that compliance with Section 3(a)(10) will not cause such Common Stock to be issued without resale restrictions, the holder hereof and the Company shall enter into an agreement providing for commercially reasonable obligations on the part of the Company (including if necessary, registering such Common Stock on Form S-1) to cause such Common Stock to be registered under the Act upon issuance thereof.

     13. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) sent by reputable overnight courier, or (iii) sent by registered or certified mail, return receipt requested, postage prepaid.

     If to the Holder:        Digital Equipment Corporation
                              111 Powdermill Road
                              Maynard, Massachusetts 01754
                              Attn:  Paul Millbury, Treasurer
                              Telephone No.:  (508) 461-6700

     with a copy to:          Digital Equipment Corporation
                              111 Powdermill Road
                              Maynard, Massachusetts 01754
                              Attn:  Eric Thorp, Esq.
                              Telephone No.:  (508) 493-9249
                              Facsimile No.:  (508) 493-5431

     with an additional
     copy to:                 Mintz, Levin, Cohn, Ferris, Glovksy
                                 and Popeo, P.C.
                              One Financial Center
                              Boston, Massachusetts 02111
                              Attn:  Thomas J. Kelly, Esq.
                              Telephone No.:  (617) 542-6000
                              Facsimile No.:  (617) 542-2241

     If to the Company:       BEA Systems, Inc.
                              385 Moffett Park Drive
                              Suite 105
                              Sunnyvale, California 94089-1208
                              Attn:  Edward W. Scott, Jr.
                                       Executive Vice President
                              Telephone No.:  (408) 743-4000
                              Facsimile No.:  (408) 734-9234

     with a copy to:          BEA Systems, Inc.
                              385 Moffett Park Drive
                              Suite 105
                              Sunnyvale, California 94089-1208
                              Attn:  Edward Durney, Esq.
                                       General Counsel
                              Telephone No.:  (408) 743-4000
                              Facsimile No.:  (408) 734-9234

     with an additional
     copy to:                 Morrison & Foerster LLP
                              1290 Avenue of the Americas
                              New York, NY 10104
                              Attn:  John Kennedy, Esq.
                              Telephone No.:  (212) 468-8000
                              Facsimile No.:  (212) 468-7900

All notices, requests, consents, and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above,
(ii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iii) if sent by registered or certified mail, on the 5th business day following the day such mailing is made.

     14. GOVERNING LAW/JURISDICTION. This Warrant shall be governed by the law of The Commonwealth of Massachusetts (without giving effect to the conflict of law principles thereof). Any legal action or proceeding with respect to this Warrant shall be brought in the courts of The Commonwealth of Massachusetts or of the United States of America for the District of Massachusetts, and, by execution and delivery of this Warrant, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Company and each holder hereof hereby knowingly, voluntarily, intentionally and irrevocably waives, in connection with any such action or proceeding: (i) any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions, (ii) except as otherwise provided herein, the right to interpose any setoff, non-compulsory counterclaim or cross-claim, and (iii) to the maximum extent not prohibited by law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Warrant. The Company irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies in the manner provided in Section 13.



                              BEA SYSTEMS, INC.



                              By: ___________________________________


                                  ___________________________________
                                  Name, Title

                                SUBSCRIPTION



BEA Systems, Inc.
Attention:  Corporate Secretary


          The undersigned, the holder of the attached Warrant, hereby irrevocably elects to purchase pursuant to the provisions of the attached Warrant, _______ shares of the Common Stock of BEA Systems, Inc. (or such securities issuable hereunder).

          Payment of the exercise price per share required under such Warrant accompanies this Subscription.


                                WARRANTHOLDER:



                                _______________________________________


Date: _______________________   By:     _______________________________
                                Title   _______________________________

                                   Address: ___________________________

                          NOTICE OF CONVERSION

To:  BEA SYSTEMS, INC.

     (1) The undersigned hereby elects to convert the attached Warrant into such number of shares of Common Stock of BEA SYSTEMS, INC. as is determined pursuant to Section 4A of such Warrant, which conversion shall be effected pursuant to the terms of the attached Warrant.

     (2) Please issue a certificate of certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified.

                              _______________________________
                                        (Name)

                              _______________________________
                                       (Address)